UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CONTINENTAL RESOURCES, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Invitation to 2013 Annual Meeting of Shareholders

DATE:	Thursday, May 23, 2013
TIME:	10:00 a.m. Central Daylight Time
PLACE:	Cox Convention Center, Meeting Room A/B 1 Myriad Gardens, Oklahoma City, OK 73102-9219

April 10, 2013

Dear Fellow Shareholder:

Please join me at our Annual Meeting on Thursday, May 23, 2013, where you will be asked to vote on the election of the Board of Directors, the adoption of a new 2013 Long-Term Incentive Plan and the ratification of the selection of auditors.

The Company is once again taking advantage of the Securities and Exchange Commission rule that allows us to provide proxy materials over the Internet to certain of our shareholders. On or about April 10, 2013, we will begin mailing a Notice of Internet Availability of Proxy Materials to shareholders whose shares are held in an account at a brokerage firm, bank or other nominee record holder, informing them the Proxy Statement for the 2013 Annual Meeting, 2012 Annual Report and voting instructions are available online. As more fully described in that notice, all shareholders receiving such notice may choose to access proxy materials on the Internet or may request to receive paper copies of the proxy materials. On or about April 10, 2013, we will also mail paper copies of our Proxy Statement, 2012 Annual Report and a proxy card to each shareholder whose shares are registered directly in their name with our transfer agent, American Stock Transfer & Trust Company.

In addition to the formal items of business at the Annual Meeting, you will have an opportunity to ask questions and express your views to the senior management of Continental Resources, Inc. Members of the Board of Directors will also be present.

Whether you are able to attend the 2013 Annual Meeting in person, it is important your shares be represented. Please vote your shares in accordance with the instructions contained in the materials being sent to you. Please vote as soon as possible.

I hope to see you on May 23rd.

Harold G. Hamm

Chairman of the Board and

Chief Executive Officer

CONTINENTAL RESOURCES, INC.

20 N. Broadway

Oklahoma City, Oklahoma 73102

Notice of Annual Meeting of Shareholders

To Be Held On May 23, 2013

TO THE HOLDERS OF SHARES OF COMMON STOCK:

The 2013 Annual Meeting of Shareholders of Continental Resources, Inc. (the “Company,” “we,” or “us”) will be held at the Cox Convention Center, Meeting Room A/B, 1 Myriad Gardens, Oklahoma City, OK 73102-9219, on May 23, 2013, at 10:00 a.m. C.D.T., for the following purposes:

1.	To elect two Class I members to our Board of Directors to serve until the Annual Meeting of Shareholders in 2016 and one Class II member to serve until the Annual Meeting of Shareholders in 2014 and in the case of each Class I and Class II director nominee until their respective successors are duly elected and qualified or until their earlier resignation or removal.

2.	To vote on a proposal to approve the Company’s 2013 Long-Term Incentive Plan.

3.	To ratify the selection of Grant Thornton LLP as our independent registered public accounting firm.

4.	To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The Annual Meeting may be recessed from time to time and, at any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to shareholders unless required by the Company’s bylaws.

Shareholders of record of our common stock, par value $0.01 per share, at the close of business on March 27, 2013 are entitled to notice of, and to vote on all proposals, at the Annual Meeting. A list of all shareholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and during normal business hours at least ten days prior thereto at our offices located at 20 N. Broadway, Oklahoma City, Oklahoma 73102.

In accordance with rules adopted by the Securities and Exchange Commission, we are pleased to furnish these proxy materials to certain of our shareholders over the Internet and to certain others by mail.

It is important your shares be represented and voted at the Annual Meeting whether you plan to attend. Therefore, we urge you to vote your shares as soon as possible. If you received notice of how to access the proxy materials over the Internet and you did not receive a proxy card or voter information form and other proxy materials from our transfer agent or from your broker, bank, or other nominee record holder, you may only vote online unless you notify us you would prefer to receive printed materials. If you received a proxy card and other proxy materials from our transfer agent by mail, you may vote online or by signing and dating the proxy card and returning it in the envelope provided. If you received a voter information form and other proxy materials from your broker, bank or other nominee record holder by mail, you may vote online, by telephone or by following instructions provided with the received materials regarding how to complete and return the voter information form. If you receive more than one proxy card or voter information form because you own shares that are registered differently, then please vote all of your shares shown on all of your proxy cards or voter information forms following instructions included with each of the individual proxy cards or voter information forms. Voting online or by returning the proxy card or a voter information form will ensure your representation at the meeting but does not deprive you of your right to attend the meeting and to vote your shares in person.

BY THE ORDER OF THE BOARD OF DIRECTORS

/s/ Eric S. Eissenstat

Eric S. Eissenstat

Secretary

DATED: April 10, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 23, 2013

This proxy statement, the accompanying proxy card and our annual report to shareholders are also available on the Internet at https://materials.proxyvote.com/212015

CONTINENTAL RESOURCES, INC.

Proxy Statement Annual Meeting of Shareholders May 23, 2013

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CONTINENTAL RESOURCES, INC.

20 N. Broadway Oklahoma City, Oklahoma 73102

Proxy Statement

2013 Annual Meeting of Shareholders

Questions and Answers About This

Proxy Material and Voting

When and where is the Annual Meeting?

Our 2013 Annual Meeting of Shareholders (the “Annual Meeting”) will be held at the Cox Convention Center Meeting Room A/B, 1 Myriad Gardens, Oklahoma City, OK 73102-9219, on May 23, 2013, at 10:00 a.m. C.D.T. When we refer to “us,” “we,” “our,” or the “Company” we are describing Continental Resources, Inc. and/or our subsidiaries.

Why am I receiving these materials?

This proxy statement, the accompanying proxy card and our annual report are provided to you because our Board of Directors (“Board”) is soliciting your proxy to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the Annual Meeting to vote your shares.

Under rules adopted by the Securities and Exchange Commission (the “SEC”), we are furnishing proxy materials to our shareholders primarily via the Internet, instead of mailing printed copies of those materials to each shareholder. On or about April 10, 2013, we plan to mail to beneficial owners of shares registered in the name of a broker, bank or other nominee record holder (who constitute the majority of our shareholders), a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including our proxy statement and annual report. The Notice of Internet Availability also instructs shareholders on how to vote online. This process is designed to expedite shareholders’ receipt of proxy materials, help conserve natural resources and lower the cost of the Annual Meeting. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.

We intend to mail this proxy statement, the accompanying proxy card and our annual report on or about April 10, 2013 to shareholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

The record date for determining shareholders entitled to notice of and to vote at the Annual Meeting has been established as of the close of business on March 27, 2013. On that date, we had 185,632,612 shares of our common stock, par value $0.01 per share (“Common Stock”), outstanding and eligible to vote.

Shareholder of Record: Shares Registered in Your Name

If on March 27, 2013 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, or if you hold shares of our Common Stock pursuant to a restricted stock grant that have not vested, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting, by proxy using the proxy card or over the Internet. Whether you plan to attend the Annual Meeting, we urge you to vote your shares.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee Record Holder

If on March 27, 2013 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, or other nominee record holder, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy from your broker, bank or other nominee record holder.

What am I voting on?

There are three proposals scheduled for a vote:

1. Election of two directors to serve until the Annual Meeting of Shareholders in 2016, election of one director to serve until the Annual Meeting of Shareholders in 2014, and with respect to each director nominee until their successors are duly elected and qualified or until their earlier resignation or removal; and

2. Approval of the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”); and

Ratification of selection of Grant Thornton LLP (“Grant Thornton”) as our independent registered public accounting firm.

How do I vote?

For Proposal 1, you may either vote “For” a nominee to the Board or you may “Withhold Authority” regarding your vote for any nominee you specify. For Proposals 2 and 3, you may vote “For” or “Against” or “Abstain” from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the Annual Meeting, by proxy using the proxy card or over the Internet. Whether you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person.

To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

To vote using the proxy card, simply complete, sign, and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

To vote online, please follow the instructions included on your proxy card. If you vote online, you do not need to complete and mail a proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee Record Holder

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other nominee record holder, you should have received either a Notice of Internet Availability containing instructions on how to access our proxy materials and vote online or a voter information form and voting instructions with these proxy materials from that organization rather than from us. Simply follow the instructions to vote online or by telephone or complete and return the voter information form in accordance with the instructions provided to ensure your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other nominee record holder. Follow the instructions from your broker, bank or other nominee record holder included with these proxy materials, or contact your broker, bank or other nominee record holder to request a proxy form.

How many votes do I have?

On each proposal to be voted upon, you have one vote for each share of Common Stock you own as of March 27, 2013.

Who is paying for this proxy solicitation?

We are paying for the entire cost of soliciting proxies. In addition to these proxy materials, our directors, employees, and agents may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may reimburse brokerage firms, banks, dealers and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card or voter information form?

If you receive more than one proxy card or voter information form, your shares are registered in more than one name or are registered in different accounts. Please complete, sign, and return each proxy card or voter information form to ensure all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

You may enter a new vote over the Internet or by submitting another properly completed proxy card with a later date. To request a new proxy card, you should call our transfer agent, American Stock Transfer & Trust Company, LLC at (800) 937-5449 or mail a request to our transfer agent at 6201 15th Avenue, Brooklyn, NY 11219.

You may send a written notice that you are revoking your proxy to Continental Resources, Inc., 20 N. Broadway, Oklahoma City, Oklahoma 73102, Attn: Eric S. Eissenstat, Secretary.

You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank, or other nominee record holder, you should follow the instructions provided by your broker, or bank or such nominee record holder.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the issued and outstanding shares entitled to vote are represented by shareholders present at the Annual Meeting or by proxy. On the record date, there were 185,632,612 shares issued and outstanding and entitled to vote. Therefore, 92,816,307 shares must be represented by shareholders present at the Annual Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee record holder), or if you vote in person at the Annual Meeting. Abstentions and withhold authority votes will be counted towards the quorum requirement and broker non-votes (discussed immediately below) will be counted toward the quorum requirement assuming the broker, bank or other nominee record holder, is entitled to vote the applicable shares on at least one discretionary proposal. If there is no quorum, a majority of the shares entitled to vote at the Annual Meeting may adjourn the Annual Meeting to another date.

What are broker non-votes?

A broker non-vote occurs when the broker, bank or other nominee record holder is unable to vote the shares it holds on behalf of a beneficial owner (such shares are said to be held in “street name”), because a proposal is not routine and the beneficial owner has not provided any instructions on that matter. New York Stock Exchange (“NYSE”) rules determine whether proposals are routine. If a proposal is routine, a broker, bank or other nominee record holder holding shares in street name may vote on the proposal without voting instructions. If a proposal is not routine, the broker, bank or other nominee record holder may vote on the proposal only if the beneficial owner has provided voting instructions. If a broker, bank or other nominee record holder does not receive instructions for a non-routine proposal, such entity will return a proxy card without a vote on that proposal, which is usually referred to as a “broker non-vote.” The ratification of Grant Thornton’s appointment is a routine item, but the election of directors and proposal to approve the 2013 Plan are not considered routine proposals under applicable NYSE rules.

How may I vote in the election of directors?

In the election of directors you may either vote “For” a nominee or “Withhold” your vote from the nominee.

What vote is required to approve the election of directors?

Directors are elected by a plurality of the votes cast at the Annual Meeting (that is the three director nominees receiving the greatest number of votes cast will be elected). Votes that are “withheld” will not have an effect on the outcome of this vote. Similarly, broker non-votes will not have an effect on the outcome of this vote.

How may I vote in connection with the proposal to approve the Company’s 2013 Long-Term Incentive Plan?

In voting on the approval of the Company’s 2013 Plan, you may vote “For” or “Against” the proposal or “Abstain” from voting.

Why is shareholder approval needed in connection with the Company’s 2013 Long-Term Incentive Plan?

Section 312.03(a) of the NYSE Listed Company Manual requires shareholder approval of any equity compensation plan. The 2013 Plan is an equity compensation plan subject to this provision of the NYSE Listed Company Manual.

What vote is required to approve the Company’s 2013 Long-Term Incentive Plan?

The NYSE Listed Company Manual requires the approval by a majority of votes cast on the proposal to approve the 2013 Plan at the Annual Meeting, provided the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. Oklahoma state law requires any proposal submitted to the Company’s shareholders be approved by a majority of the shares present in person or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote on the proposal to approve the 2013 Plan at the Annual Meeting because abstentions are treated as entitled to vote under state law and NYSE rules. Since the proposal to approve the 2013 Plan at the Annual Meeting is not a routine proposal, broker non-votes will not be treated as entitled to vote and accordingly will have no impact on the outcome of this vote for purposes of Oklahoma state law or NYSE rules.

How may I vote in connection with the proposal to ratify the selection of Grant Thornton LLP as our independent registered public accounting firm?

In voting on the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the year ended December 31, 2013, you may vote “For” or “Against” the proposal or “Abstain” from voting.

What vote is required to approve the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm?

As described above, under Oklahoma state law the ratification of the selection of Grant Thornton as our independent registered public accounting firm requires that a majority of the shares present in person or represented by proxy and entitled to vote on the matter vote “For” the proposal. If you “Abstain” from voting, it will have the same effect as an “Against” vote because abstentions are treated as entitled to vote under Oklahoma state law.

What if I do not mark a voting choice for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendation for each proposal with respect to which a voting choice is not indicated.

Could other matters be decided at the Annual Meeting?

We do not know of any other matters that will be considered at the Annual Meeting. If any other matters arise at the meeting, proxies will be voted at the discretion of the proxy holders.

What happens if the Annual Meeting is postponed or adjourned?

If the Annual Meeting is postponed or adjourned, your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will be able to change or revoke your proxy until it is voted.

How does the Board recommend I vote on the proposals?

The Board recommends you vote:

FOR the nominees for director set forth on page 6;

FOR the approval of the Company’s 2013 Plan; and

FOR the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

Who will serve as the inspector of election at the Annual Meeting?

We anticipate Eric S. Eissenstat, our Senior Vice President, General Counsel and Secretary, will serve as the inspector of election and will tabulate the proxies and ballots at the Annual Meeting.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Form 8-K filed within four business days after the Annual Meeting.

Proposal 1:

Election of Directors

General

Our Board currently consists of seven members. Our directors are divided into three classes and serve staggered three year terms. Class I, Class II and Class III directors will serve until our annual meetings of shareholders in 2013, 2014 and 2015, respectively. In connection with the retirement of H.R. Sanders, Jr. from the Board effective June 30, 2012, David L. Boren was reclassified from a Class I director to a Class II director by the Board. In order to align Mr. Boren’s term of service with the other Class II director, Robert J. Grant, the Board directed that Mr. Boren stand for election at the 2013 Annual Meeting of Shareholders for a one year term, and then stand for election in 2014 with the other Class II director or directors. The Board has nominated and proposes that Harold G. Hamm and John T. McNabb, II, whose terms as directors expire as of the Annual Meeting, be re-elected as Class I directors for a term to continue until the 2016 Annual Meeting of Shareholders, that Mr. Boren, whose term as a director expires as of the Annual Meeting, be re-elected as a Class II director for a term to continue until the 2014 Annual Meeting of Shareholders, and, in the case of each Class I and Class II director nominee, until each of their respective successors has been elected and qualified or until their earlier resignation or removal.

The election of a director requires the affirmative vote of a plurality of the shares of Common Stock voting in person or by proxy at the Annual Meeting. All proxies received by our Board will be voted, in the absence of instructions to the contrary, “For” the re-election of Messrs. Hamm, McNabb and Boren to the Board, as described above.

Should a nominee for election to the Board be unable to serve for any reason, the Board may designate a substitute nominee in which event all proxies received without instructions will be voted for the election of such substitute nominee. To the best knowledge of our Board the named nominees will each serve if elected.

The Board recommends the shareholders vote “FOR” the re-election of Harold G. Hamm, John T. McNabb, II and David L. Boren to the Board.

The following table outlines certain information about each of the director nominees as well as our other directors as of March 27, 2013:

Name	Age	Director Since	Existing Term Expires
Harold G. Hamm	67	1967	2013
David L. Boren	71	2009	2013
Robert J. Grant	74	2006	2014
Lon McCain	65	2006	2015
John T. McNabb, II	68	2010	2013
Mark E. Monroe	58	2001	2015
Edward T. Schafer	66	2011	2015

Harold G. Hamm has served as Chief Executive Officer and a director since our inception in 1967 and currently serves as Chairman of the Board and Chairman of the Finance Committee. In addition, Mr. Hamm served as our President from October 31, 2008 to November 3, 2009. He serves as Chairman of the board of directors of the general partners of Hiland Partners, LP (“Hiland”) and Hiland Holdings GP, LP (“Hiland Holdings”), affiliates of ours which were publicly traded in the past. From September 2005 through February 2012, Mr. Hamm served as a director of Complete Production Services, Inc., an oil and gas service company publicly traded on the NYSE. Mr. Hamm is Chairman of Domestic Energy Producers Alliance and served as Chairman of the Oklahoma Independent Petroleum Association from June 2005 to June 2007. He was President of the National Stripper Well Association, founder and Chairman of Save Domestic Oil, Inc., and served on the board of directors of the Oklahoma Energy Explorers. As founder of the Company, Mr. Hamm is one of the driving forces behind the Company and its success to date. Over the course of the Company’s history, Mr. Hamm has successfully grown the Company through his leadership skills and business judgment

David L. Boren has been a director since March 2009. Mr. Boren serves as President of the University of Oklahoma, a position he has held since November 1994. Prior to becoming President of the University of Oklahoma, he served in the United States Senate representing Oklahoma from 1979 to 1994. During his service in the Senate he was the longest serving Chairman of the U.S. Select Committee on Intelligence. From 1975 to 1979, Mr. Boren was Governor of Oklahoma. Before being elected Governor, he served eight years in the Oklahoma House of Representatives. He engaged in the private practice of law from 1969 to 1974. He also served as a professor of Political Science at Oklahoma Baptist University from 1970 to 1974. In 1986, Mr. Boren founded the Oklahoma Foundation for Excellence, a private foundation which rewards and encourages excellence in public education. He continues to serve as its Chairman. He also serves on the board of directors of the Bloomberg Family Foundation, Inc. and as Co-Chair of the President’s Intelligence Advisory Board to the President of the United States. He

received his B.A. from Yale University, his M.A. in economics from Oxford University as a Rhodes Scholar and his J.D. from the University of Oklahoma. He previously served as a director of ConocoPhillips Inc. and Hiland Partners GP, LLC (the general partner of Hiland Partners, LP), Texas Instruments and AMR Corporation and currently serves as a director of Torchmark Corporation.

Mr. Boren’s experiences as a member of the Oklahoma House of Representatives, as Governor of the state of Oklahoma, as a U.S. Senator, and as President of the University of Oklahoma provide him with invaluable leadership skills. Mr. Boren also has considerable experience serving as a director with many other large public companies, some of which are in the energy industry. We believe Mr. Boren’s extensive leadership skills and experience as a past and present director of numerous large public companies qualify him to serve on our Board.

Robert J. Grant has been a director since January 2006. He was an audit partner of Deloitte & Touche LLP and a predecessor firm from 1969 to 2000. He served as partner in charge of the Dallas, Texas office audit department for ten years and a member of the firm’s audit management group for twelve years. He has been a member of the Independent Petroleum Association of America, the American Petroleum Institute, and the Texas Independent Producers and Royalty Owners Association, and currently is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Grant graduated from the University of Detroit with a B.S. in accounting and an M.B.A.

Mr. Grant has an extensive background in public accounting from his over 37 years at Deloitte & Touche LLP and a predecessor firm. Mr. Grant developed substantial knowledge of the petroleum industry through his experience serving oil and natural gas clients as an audit partner and through his membership in the Independent Petroleum Association of America, the American Petroleum Institute, and the Texas Independent Producers and Royalty Owners Association. We believe these experiences and skills qualify him to serve on our Board.

Ellis L. “Lon” McCain has been a director since February 2006 and currently serves as Chairman of our Compensation Committee. Mr. McCain served as Executive Vice President and Chief Financial Officer of Ellora Energy, Inc. (“Ellora”) from July 2009 through August 2010 when Ellora was merged into a subsidiary of Exxon Mobil Corporation. Prior to Ellora, Mr. McCain was Vice President, Treasurer, and Chief Financial Officer of Westport Resources Corporation, a publicly traded exploration and production company, from 2001 until the sale of Westport to Kerr McGee Corporation and his retirement in 2004. From 1992 until joining Westport in 2001, Mr. McCain was Senior Vice President and Principal of Petrie Parkman & Co., an investment banking firm specializing in the oil and gas industry. From 1978 until joining Petrie Parkman, Mr. McCain held senior financial management positions with Presidio Oil Company, Petro-Lewis Corporation, and Ceres Capital. He was an Adjunct Professor of Finance at the University of Denver from 1982 through 2005. Mr. McCain currently serves on the board of directors of

Crimson Exploration, Inc., a domestic exploration and production company traded on the NASDAQ GlobalMarket, and Cheniere Energy Partners, GP, LLC, the general partner of Cheniere Energy Partners, L.P., a publicly traded partnership. Mr. McCain received a B.A. in business administration and an M.B.A. with a major in finance from the University of Denver.

Mr. McCain brings extensive business, financial and management expertise to the Company from his background as Chief Financial Officer of Ellora and Westport Resources Corporation and from his tenure as an investment banker specializing in the oil and gas industry. Mr. McCain also brings considerable director experience from his position as a director with several other energy companies. We believe Mr. McCain’s extensive business, financial, management and director expertise qualify him to serve on our Board and as Chairman of our Compensation Committee.

John T. McNabb, II has been a director since May 2010 and currently serves as Chairman of our Nominating/Corporate Governance Committee. He was appointed as lead director on November 2, 2011 and will serve in this capacity through the Annual Meeting. Mr. McNabb is Vice Chairman of Investment Banking of Duff & Phelps Corporation, a global independent provider of financial advisory and investment services, a position he has held since June 30, 2011. Prior to this position he was Founder and Chairman of the board of directors of Growth Capital Partners, L.P., a merchant banking firm that provided financial advisory services to middle market companies throughout the United States. He served in this position from 1992 to June 29, 2011. He was formerly a Managing Director of Bankers Trust New York Corporation (“Bankers Trust”) and board member of BT Southwest Inc., a wholly-owned subsidiary of Bankers Trust. Mr. McNabb went to Bankers Trust from The Prudential Insurance - Company of America where he had a six year career, commencing in 1984, in positions with Prudential-Bache Securities,

The Prudential’s Corporate Finance Group and Prudential Capital Corporation, a merchant banking affiliate of The Prudential. He started his career with Mobil Oil in its exploration and production division. Mr. McNabb holds B.A. and M.B.A. degrees from Duke University. Mr. McNabb has served on the board of directors of seven public companies, including the Willbros Group, Inc., where he is Chairman of the board of directors and Hiland Partners, GP, LLC, from 2006 to 2009, where he served as Chairman of the Conflicts Committee and as a member of the Compensation Committee. He currently serves on the board of directors of three private companies, JAG flocomponents LP, Premier Natural Resources, LLC, and Miocene Energy LLC.

Mr. McNabb’s extensive banking and investment company experience and his direct participation in the oil and gas production and service segments make him well suited to serve on our Board. Mr. McNabb’s leadership skills as Founder and Chairman of the board of directors of Growth Capital Partners, L.P. and his public company experience as an audit and compensation committee member also make him well qualified to serve on our Board. We believe Mr. McNabb’s extensive banking and investment company experience and his service on numerous public and private company boards qualify him to serve on our Board, as the Chairman of our Nominating/Corporate Governance Committee and as lead director.

Mark E. Monroe has served as a director since November 2001 and currently serves as Chairman of our Audit Committee. Mr. Monroe became our President and Chief Operating Officer in October 2005 and resigned from such positions upon his retirement, effective October 31, 2008. He was Chief Executive Officer and President of Louis Dreyfus Natural Gas Corp. prior to its merger with Dominion Resources, Inc. in October 2001. After the merger, Mr. Monroe was a consultant and served as a member of the board of directors of Unit Corporation, a NYSE publicly traded onshore drilling and oil and gas exploration and production company from October 2003 through October 2005. He currently serves on the board of directors of Rose Rock Midstream GP, LLC, the general partner of Rose Rock Midstream, L.P. He also serves on the board of directors of the Oklahoma Independent Petroleum Association. He has served as Chairman of the Oklahoma Independent Petroleum Association, served on the Domestic Petroleum Council and the National Petroleum Council, and on the boards of directors of the Independent Petroleum Association of America, the Oklahoma Energy Explorers, and the Petroleum Club of Oklahoma City. Mr. Monroe is a Certified Public Accountant and received his B.A. in business administration from the University of Texas at Austin.

Mr. Monroe brings extensive executive and financial experience to the Board from his positions as Chief Executive Officer, President and Chief Financial Officer at various public oil and gas companies and his background as a Certified Public Accountant. We also believe Mr. Monroe’s service as our President and Chief Operating Officer from October 2005 to October 2008 gives him invaluable insight into our Company and qualifies him to serve on our Board and as Chairman of our Audit Committee.

Edward T. Schafer joined Continental Resources, Inc. as a director on November 2, 2011 and has been appointed lead director effective following the Annual Meeting. Mr. Schafer was the Governor of North Dakota from 1992 to 2000 and was the Secretary of the U.S. Department of Agriculture under President George W. Bush. He has been Executive Vice Chairman and a member of the board of directors of Bion Environmental Technologies, Inc. (“Bion”) since January 2010. He served as a consultant to Bion from September 2009 to December 2010. Mr. Schafer served as a trustee of the Investors Real Estate Trust from September 2006 through December 2007 and from September 2009 to September 2011. Mr. Schafer served as Chief Executive Officer of Extend America, a telecommunications company, from 2001 to 2006. Mr. Schafer currently serves as the Chair of the Theodore Roosevelt Medora Foundation, a member of the Advisory Committee to Impact Red River Valley, a director of the North Dakota Tax Payers Association, Co-Chair of the China-U.S. Agriculture

Uplift Program and as an advisor to the Yangling Agriculture High Tech Demonstration Zone. While Governor of North Dakota, Mr. Schafer also served as Chairman of the Interstate Oil and Gas Compact Commission, which is comprised of all energy-producing states.

Mr. Schafer’s experience as Governor of North Dakota and as Secretary of the U.S. Department of Agriculture provides him with invaluable leadership skills. Mr. Schafer has experience serving as a director of public companies and he has held senior executive positions at many companies, including Chief Executive Officer. Mr. Schafer’s service as Governor of North Dakota gives him a deep understanding of one of our most important operational areas, as well as experience with the energy industry. We believe Mr. Schafer’s leadership skills, experience serving as a director and senior executive, energy industry experience and understanding of North Dakota qualify him to serve on our Board.

Corporate Governance Matters

We are a “controlled company” within the meaning of the listing standards of the NYSE because our Chairman and Chief Executive Officer, Harold G. Hamm, owns more than 50% of our outstanding shares of Common Stock. Consequently, we are not required to comply with certain of the NYSE listed company requirements, such as the requirement to have a majority of “independent” directors on our Board, or the requirement to have compensation and nominating committees comprised entirely of independent directors. However, we are required to have an independent Audit Committee under the NYSE’s listed company requirements, and we have voluntarily established a Compensation Committee (comprised of independent directors) and a Nominating/Corporate Governance Committee. The Board uses the independence standards of the NYSE corporate governance rules for determining whether directors are independent. The Board additionally follows the rules of the SEC in determining independence for Audit Committee members. The Board has determined Messrs. Boren, Grant, McCain, McNabb, Monroe and Schafer have no relationship with the Company other than as a director and shareholder of the Company and are independent under the NYSE and SEC rules for purposes of service on the Board and its committees. Members of each committee are elected annually by the Board and serve for one year terms, until their successors are elected and qualified or until their earlier resignation or removal.

The Board held ten meetings during the year ended December 31, 2012 and acted by unanimous consent on two occasions during such period.

Directors are expected to attend all meetings of the Board and the committees on which they serve. To be re-nominated, directors must have attended at least 75% of the Board and committee meetings during their term. All directors, other than Mr. Grant, attended the 2012 Annual Meeting of Shareholders and all directors plan to attend the 2013 Annual Meeting.

 Board Leadership Structure.   Harold G. Hamm serves as the Company’s Chairman and Chief Executive Officer and controls approximately 68.04% of the outstanding shares of Common Stock as of March 27, 2013. The Board believes its leadership structure is justified by the efficiencies of having the Chief Executive Officer also serve in the role of Chairman of the Board as well as due to Mr. Hamm’s role in founding the Company and due to his continued significant ownership interest in the Company.

 Risk Oversight.   The Board is actively involved in oversight of risks that could affect us. This oversight is conducted in part through committees of the Board. In particular, the Audit Committee is charged with oversight of Company risks relating to finance and accounting compliance, and is updated periodically on our compliance with internal controls. The Board satisfies its oversight responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through reports from officers responsible for oversight of particular risks within our Company. In addition, we have internal audit systems in place to review adherence to established policies and procedures.

 Board Committees.   Our Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating/Corporate Governance Committee and a Finance Committee. Each committee is governed by a written charter approved by the full Board. These charters form an integral part of our corporate governance policies, and a copy of each charter is available at our website, www.clr.com.

The table below provides information regarding the current composition of each standing committee of our Board, the responsibilities of each committee as set forth in their respective charters and the number of times each committee met and acted by written consent in 2012.

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2012	Written Consents in 2012

Audit Mark E. Monroe, Chairman Robert J. Grant Lon McCain John T. McNabb, II

The Audit Committee is appointed by our Board to assist it and to perform an oversight function and to fulfill the responsibilities set forth in its Charter by:

     selecting and overseeing our relationship with our independent registered public accounting firm;

     reviewing with our independent registered public accounting firm the scope and results of our annual audit;

     reviewing our financial statements and reports including Forms 10-K and Forms 10-Q;

     reviewing our significant financial reporting issues and practices;

     monitoring our internal control policies;

     establishing our procedures for receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting control or auditing matters;

     reviewing proposals of related party transactions; and

     reviewing the performance of our internal audit function.

		7	2

Compensation Lon McCain, Chairman Robert J. Grant Edward T. Schafer	Pursuant to its charter, the responsibilities of the Compensation Committee are as follows: determine awards to employees of stock or other equity compensation; review and approve the individual elements of the total compensation of senior executives, including the Chief Executive Officer; and review and make recommendations to the Board with respect to director compensation.	7	1

Name of Committee and Members	Principal Functions of the Committee	Meetings in 2012	Written Consents in 2012

Nominating / Corporate Governance John T. McNabb, II, Chairman David L. Boren Harold G. Hamm Mark E. Monroe

Pursuant to its charter, the responsibilities of the Nominating/Corporate Governance Committee are as follows:

     identify individuals qualified to become Board members, recommend those qualified members to the Board, and recommend the director nominees to the Board for each annual meeting of the Company’s Shareholders or to fill vacancies on the Board;

     recommend nominees to the Board for each committee of the Board;

     make recommendations to the Board regarding the composition and size of the Board;

     develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company;

     lead the Board in its annual review of the Board’s performance; and

     provide risk oversight with respect to the areas of responsibility of the Nominating/Corporate Governance Committee set forth in its charter.

		4	0

Finance Harold G. Hamm, Chairman Lon McCain John T. McNabb, II Mark E. Monroe

Pursuant to its charter, the responsibilities of the Finance Committee are as follows:

     Review and provide recommendations to the Board in connection with the Company’s capital structure plans and strategies and capital market plans and strategies; and

     Undertake the functions customarily performed by a Pricing Committee in connection with public offerings of debt and equity securities that may be undertaken by the Company from time to time.

		The Finance Committee was formed effective February 22, 2013.

 Audit Committee.   The Audit Committee is currently composed of the individuals and has the responsibilities set forth in the table above. The Board, in its business judgment, has determined each of the Audit Committee members qualifies as an “audit committee financial expert” within the meaning of the SEC’s rules and regulations and satisfies the standards of independence established by SEC and NYSE listing requirements. The report of the Audit Committee is set forth under “Ratification of Selection of Independent Registered Public Accounting Firm—Audit Committee Report” in this proxy statement.

Pursuant to its charter, the Audit Committee has the authority to retain outside counsel or other experts to advise the Audit Committee in connection with the exercise of its powers and responsibilities. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company. The Audit Committee meets at least quarterly with our senior management, our manager of internal auditing and our independent auditors to discuss any matters the Audit Committee or any of these groups believe should be discussed in private. The Audit Committee makes regular reports to the Board.

In 2012, the Audit Committee discussed the financial information contained in each quarterly and annual SEC filing with the Chief Financial Officer and independent auditors prior to public release. During 2012, the Audit Committee met and acted by unanimous written consent the number of times indicated in the table above.

 Compensation Committee.   The Compensation Committee is currently composed of the individuals and has the responsibilities set forth in the table above. During 2012, Mr. Sanders served on the Compensation Committee until his retirement from the Board on June 30, 2012. Mr. Grant was appointed to the Compensation Committee in connection with Mr. Sanders’ retirement. The Board, in its business judgment, has determined each of the current members of the Compensation Committee, satisfies the standards of independence established by NYSE listing requirements and SEC rules. The report of the Compensation Committee is set forth under “Executive Compensation and Other Information—Compensation Committee Report” in this proxy statement.

During 2012, the Compensation Committee met and acted by unanimous written consent the number of times indicated in the table above. The role the Compensation Committee plays in establishing our executive officer compensation is further described below in “Executive Compensation and Other Information—Compensation Discussion and Analysis.”

The Compensation Committee has the authority to retain or terminate consultants, including the authority to approve the consultants’ fees and other retention terms. In 2012, the Compensation Committee employed Longnecker & Associates (“Longnecker”), whose engagement is described in the Compensation Discussion and Analysis section herein.

 Nominating/Corporate Governance Committee.   The Nominating/Corporate Governance Committee is currently composed of the individuals and has the responsibilities set forth in the table above. During 2012, the Nominating/Corporate Governance Committee met the number of times indicated in the table above. It did not act by unanimous written consent in 2012.

 Finance Committee.   The Finance Committee is currently composed of the individuals and has the responsibilities set forth in the table above. The Finance Committee was formed at the February 22, 2013 meeting of the Board and, therefore, did not meet or act by unanimous consent during 2012.

Corporate Governance Guidelines and Communications with the Board

In May 2006 we adopted Corporate Governance Guidelines and a Code of Ethics in accordance with the rules of the NYSE. We amended and restated our Corporate Governance Guidelines in February 2012. The Code of Ethics is applicable to all employees and directors, including our principal executive, financial, and accounting officers. In addition, each of the standing committees of the Board has a charter which has been approved by the full Board. Copies of the Corporate Governance Guidelines, Code of Ethics, and committee charters are available at our website, www.clr.com.

Our Corporate Governance Guidelines require the non-management directors meet in regularly scheduled executive sessions. Mr. McNabb was selected by the Board to serve as lead director and, acting in this capacity, he presided over five executive sessions in 2012. As lead director, Mr. McNabb also facilitates communication with the Board and presides in any session where the Chairman of the Board is not present. Mr. Schafer has been appointed to serve as lead director effective after the Annual Meeting.

Any shareholder or interested party desiring to communicate or make concerns known to us, directors generally, non-management directors or an individual director only may do so by submission in writing to Continental Resources, Inc., Attn: Vice President, Investor Relations, 20 N. Broadway, Oklahoma City, Oklahoma 73102, with information sufficient to identify the person submitting the communication or concern, including the name, address, telephone number, and an e-mail address (if applicable), together with information indicating the relationship of such person to us. Our Vice President of Investor Relations is responsible for maintaining a record of any such communications or concerns and submitting them to the appropriate person(s) for potential action or response. We will verify the authenticity of any communication or concern before forwarding. We are not obligated to investigate or forward any anonymous submissions from persons who are not our employees.

Although we are a “controlled company” under the listing standards of the NYSE, the Board has voluntarily established a Nominating/Corporate Governance Committee. Our Nominating/Corporate Governance Committee is responsible for assessing the skills and characteristics of Board members and for screening potential Board candidates. The Nominating/Corporate Governance Committee has no minimum qualifications for candidates. In general, however, the Committee reviews and evaluates both incumbent and potential new directors, in an effort to achieve diversity of skills and experience among our directors, in light of the following criteria, which are set forth in our Corporate Governance Guidelines:

commitment and background to represent shareholder interests;

moral character and integrity;

ability to apply sound business judgment;

independence and freedom from conflicts of interest;

ability to devote time necessary to understand the Company and carry out the duties of a director, including attendance at meetings and consultation on Company matters;

ability to function as a team member and communicate effectively;

professional and personal accomplishments;

understanding of strategic issues;

ability to understand financial matters and read financial statements;

oil and gas exploration and energy experience; and

experience with risk assessment.

Qualified candidates for nomination to the Board are considered without regard to race, color, religion, gender or national origin. The process used by the Nominating/Corporate Governance Committee for identifying and evaluating nominees for the Board consists of reviewing qualifications of candidates suggested by management, other Board members, or shareholders. The Nominating/Corporate Governance Committee will consider recommendations from shareholders for nomination as a Board member by any shareholder of the Company who is a shareholder of record at the time of giving notice to the Company as provided in the Company bylaws (the “Bylaws”) and who shall be entitled to vote on the election of directors at the meeting and who complies with the notice procedures set forth in our Bylaws. Such nominations shall be made pursuant to timely notice in writing to Continental Resources, Inc., Attn: Secretary, 20 N. Broadway, Oklahoma City, Oklahoma 73102.

To be timely, a shareholder’s notice shall be delivered to or mailed and received at our principal executive offices (i) with respect to an election of directors to be held at the annual meeting of the shareholders of the Company, not later than ninety (90) days or more than one hundred twenty (120) days prior to the one year anniversary date of the preceding year’s annual meeting of shareholders of the Company; provided, however, if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made; and (ii) with respect to a special meeting of shareholders called for the purpose of electing one or more directors to the Board, not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement of the date of the special meeting is first made. Such shareholder’s notice to the Secretary shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected), and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company’s books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company that are beneficially owned by the shareholder.

There are no specific minimum qualifications for shareholder nominees. The Company has not previously received nominees from shareholders. All nominees, regardless of source, will be evaluated by the Nominating/Corporate Governance Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee currently consists of Messrs. Grant, McCain and Schafer. During 2012, Mr. Sanders served on the Compensation Committee until his retirement from the Board on June 30, 2012. Mr. Grant replaced Mr. Sanders on the Compensation Committee in connection with Mr. Sanders’ retirement. Mr. Grant, Mr. McCain, Mr. Schafer and Mr. Sanders have not served as an officer or employee of the Company or any of its subsidiaries. Additionally, none of our executive officers serves or has served as a director of or on the compensation committee of any entity that has one or more of such entity’s executive officers serving on our Board.

Certain Relationships and Related

Party Transactions

Policies and Procedures

Our Audit Committee’s charter provides that the Audit Committee shall review all Related Party Transactions (as defined below) and recommend approval or disapproval to the Board of any such transaction.

For these purposes, a “Related Party Transaction” is a transaction, proposed transaction, or series of similar transactions, in which (a) we are a participant, (b) the amount involved exceeds $120,000 annually and (c) a related person (as defined below) has or will have a direct or indirect material interest. A “Related Person” is (a) any person who is, or at any time since the beginning of our last fiscal year was, a director, executive officer, or nominee to become a director, (b) a person known to beneficially own 5% or more of any class of our voting securities, (c) an immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of such director, executive officer, nominee for director or greater than 5% beneficial owner), and (d) any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee for director or greater than 5% beneficial owner. The Audit Committee considers the adequacy of disclosure and fairness to us of the matters considered.

The Audit Committee adopted a written policy which includes factors for committee members to consider in exercising their judgment including (a) terms of the transaction with the related party, (b) availability of comparable products or services from unrelated third parties, (c) terms available from unrelated third parties and (d) the benefits to us. The Audit Committee recommends for approval only those related party transactions that are, in its judgment, in our best interests and on terms no less favorable to us than we could have achieved with an unrelated third party.

Transactions

From January 1, 2012, we entered into the related party transactions described below. Based upon review and recommendations of our Audit Committee (or Special Committee in the case of the transaction described below under “Agreements in Connection with the Wheatland Transaction,” Compensation Committee in the case of the transactions described below under “Eissenstat Employment Agreement” and full Board in the case of the firm transportation commitment with Hiland Crude (defined below) described below under “Crude Oil Sales and Firm Transportation Commitments” and the registration rights agreement described below under “Registration Rights Agreement”), we believe all such transactions are on terms no less favorable to us than we could have achieved with an unrelated third party.

Crude Oil Sales and Firm Transportation Commitments

Our principal shareholder and trusts for the benefit of his family members own the majority of the total outstanding equity interests of Hiland, which among its other assets holds, Hiland Crude, LLC (formerly Banner Transportation, L.L.C. and referred to herein as “Hiland Crude”), Cottonwood Creek, Inc. and Independent Trading & Transportation Company I, L.L.C. (“ITT”). Our principal shareholder controls Hiland’s general partner and serves as the Chairman of the Board of Hiland’s general partner.

In 2012, the Company engaged in crude oil trades with ITT. These purchases or sales are done with ITT each month with the net amount being paid to, or received from, ITT in the following month. Total barrels sold to ITT in 2012 amounted to 20,604 barrels for $1.9 million and 2,000 barrels were purchased from ITT in 2012 for $174,000.

In 2012, we paid ITT, Cottonwood Creek and Hiland Crude approximately $19.8 million for crude oil gathering and storage services in North Dakota, Montana and Wyoming. At December 31, 2012, $3.2 million was due to Hiland Crude, Cottonwood Creek and ITT.

In September 2012, the Company entered into a five year firm transportation commitment with Hiland Crude to guarantee pipeline access capacity totaling 10,000 barrels of crude oil per day on a pipeline project being developed that is not yet operational. The pipeline project requires significant additional construction efforts by Hiland Crude before being completed. The commitment requires the Company to pay transportation charges of $5.25 per barrel regardless of the amount of pipeline capacity used. Future commitments under the arrangement total approximately $95.8 million at December 31, 2012, representing aggregate transportation charges expected to be incurred over the five year term assuming the pipeline project is completed and becomes operational. The timing of the commencement of the pipeline’s operations is not known. Accordingly, the timing of the Company’s obligations under the arrangement cannot be predicted with certainty and may not be incurred on a ratable basis over a calendar year or may not be incurred at all. Under this agreement, the Company’s obligations are subject to Hiland Crude meeting an in-service date of July 1, 2015.

Natural Gas Sales

During the year ended December 31, 2012, our natural gas revenues from Related Party Transactions were $61.7 million relating to sales of approximately 15,179 MMcf of natural gas. Included in this amount was the sale of approximately 15,158 MMcf of natural gas for $61.6 million to Hiland and 21 MMcf of natural gas sold for $43,000 to Orbit Gas Transmission, Inc. (“Orbit”). A majority of Orbit is owned by our principal shareholder and trusts for the benefit of his family members. Additionally, we paid approximately $6.0 million principally for reclaimed oil, residue fuel gas and compressor rentals to Hiland during the year ended December 31, 2012. Under a contract for natural gas sales to Hiland, we also incurred gathering and treatment fees of $4.7 million in 2012. At December 31, 2012, $1.4 million was due to Hiland principally for residue fuel gas, compressor installation costs and proceeds owed to Hiland from condensate sales marketed on their behalf and approximately $3,900 was due from Hiland. Additionally, $11.7 million was due from Hiland in connection with a natural gas receivable at December 31, 2012.

Oilfield Services

During the year ended December 31, 2012, we paid approximately $6.9 million for daywork drilling rig services provided by United Drilling Co. (“United”). A portion of such amounts was billed to other interest owners. United Rig #21 spud five new wells for us in 2012. Our principal shareholder owns 100% of the common stock of United. At December 31, 2012, $1.1 million was due to United in connection with these services.

Lease of Office Space

We leased approximately 87,000 square feet of office space in Enid, Oklahoma from Continental Management, Inc. (“Continental Management”), a company owned by our principal shareholder. The leases covering this space expired at the end of February 2012 (the “Old Leases”) and we entered into a new lease with a term of five months from March 1, 2012 to July 31, 2012 (the “New Lease”). During the year ended December 31, 2012, we paid $622,000 to Continental Management under the Old Leases and New Lease with no obligations remaining at December 31, 2012.

Royalty and Common Ownership

In 2012, we received $608,000 from the Revocable Inter Vivos Trust of Harold G. Hamm (the “Hamm Revocable Trust”), a trust of which Harold G. Hamm, our Chief Executive Officer, Chairman of the Board and principal shareholder, is the trustee and sole beneficiary, for billings on interests owned in various oil and gas wells which we operate. We also disbursed to the Hamm Revocable Trust $5.2 million in 2012 for the Hamm Revocable Trust’s share of oil and gas sales attributed to these interests which were received from the purchasers of production. At December 31, 2012, $193,000 was due from the Hamm Revocable Trust and $271,000 was due to the Hamm Revocable Trust.

Wheatland Oil Inc. (“Wheatland”) is owned 75% by the Hamm Revocable Trust and 25% by our Vice-Chairman of Strategic Growth Initiatives, Mr. Jeffrey B. Hume. Wheatland participated in several of the Company’s crude oil and natural gas properties located in the states of Mississippi, Montana, North Dakota and Oklahoma. We acquired all of Wheatland’s right, title and interest to these properties pursuant to the transaction described below under “Agreements in Connection with the Wheatland Transaction.” The Wheatland interests generally ranged from 5% to 10% of the Company’s interests. During the year ended December 31, 2012, we disbursed net crude oil and natural gas revenues of approximately $33.0 million to Wheatland and were paid for billed costs of approximately $37.5 million by Wheatland in 2012. We also paid Wheatland approximately $277,000 in 2012 for their share of undeveloped leasehold sales and adjustments. As a result of the Acquisition (as defined below) under the Purchase and Sale Agreement (as defined below), we do not anticipate making or receiving payments of the type described above to or from Wheatland in the future.

Agreements in Connection with the Wheatland Transaction

We entered into a Reorganization and Purchase and Sale Agreement, dated as of March 27, 2012 (the “Purchase and Sale Agreement”), among the Company, Wheatland and the shareholders of Wheatland. The Purchase and Sale Agreement provided for the acquisition

(the “Acquisition”) by us of all of Wheatland’s right, title and interest in and to certain crude oil and natural gas properties and related assets in the States of Mississippi, Montana, North Dakota and Oklahoma (the “Assets”) and the assumption of certain liabilities related thereto. The Acquisition contemplated by the Purchase and Sale Agreement was consummated on August 13, 2012 and was reviewed by a Special Committee of the Board comprised of the current members of the Audit Committee and Mr. Sanders, which recommended the Board of Directors and shareholders approve the Acquisition.

The purchase price for the Assets was approximately $313.3 million (the “Adjusted Purchase Price”), which reflected the adjustments to an unadjusted purchase price of $340 million contemplated by the Purchase and Sale Agreement. At the closing of the transactions contemplated by the Purchase and Sale Agreement, the Adjusted Purchase Price was paid by the issuance of 3,916,157 shares of Common Stock. The number of shares issued was determined by dividing the Adjusted Purchase Price by $80. The $80 amount reflects the floor per share value dictated by the Purchase and Sale Agreement in the event the volume weighted average (rounded to two decimal places) of the daily sales prices for the shares of Common Stock was $80 or less for the twenty (20) consecutive trading days on which such shares were actually traded and quoted on the NYSE, ending on and including the date that was ten (10) days prior to the Special Meeting of Shareholders on August 10, 2012 (the “Closing Sales Price”). The Closing Sales Price was less than $80, and the floor per share value was used to determine the number of shares of Common Stock issuable in connection with the Adjusted Purchase Price. All purchase price adjustments arising after August 13, 2012 under the Purchase and Sale Agreement, which amounted to $477,415 being owed to the Company by Wheatland, have been agreed upon by the parties and are reflected in the Company’s consolidated financial statements at December 31, 2012.

Pursuant to the Purchase and Sale Agreement, we entered into a registration rights agreement granting the Hamm Revocable Trust and Mr. Hume registration rights for the shares of our Common Stock that the shareholders of Wheatland received, at the direction of Wheatland, upon the closing of the Acquisition (the “Registerable Securities”). Under the registration rights agreement, the Hamm Revocable Trust and Mr. Hume have demand and “piggyback” registration rights. The demand rights enable each of the Hamm Revocable Trust and Mr. Hume to require us to register their respective shares of Registerable Securities with the SEC at any time, subject to certain limited exceptions, including the requirement that the aggregate proceeds from the demand registration exceed $40 million (net of underwriting discounts and commissions) and the Company is not required to effect more than four demand registrations in any three year period. The piggyback rights allow each of the Hamm Revocable Trust and Mr. Hume to register their Registerable Securities along with any shares we register with the SEC. These registration rights are subject to customary conditions and limitations, including the right of the underwriters of an offering to limit the number of shares.

Registration Rights Agreement

In connection with the closing of our initial public offering in May 2007, we entered into a registration rights agreement with our principal shareholder and the two irrevocable trusts established for the benefit of our principal shareholder’s children pursuant to which we granted to our principal shareholder and the trusts certain demand and “piggyback” registration rights.

Under the registration rights agreement, our principal shareholder and each of the trusts has the one time right to require us to file a registration statement for the public sale of all or part of the shares of Common Stock owned by him or it, as applicable, at any time so long as at least six months have passed since the last demand registration statement. In connection with a demand by one of the aforementioned parties, the non-demanding parties have the right to participate in such registration process. However, in the event that securities are to be sold in an underwritten offering pursuant to such demand registration statement and the managing underwriter thereof advises the participants that the amount of securities to be offered thereby should be limited, such limitation shall be satisfied first from the securities allocated to participants other than the demanding party.

In addition, if we sell any shares of our Common Stock in a registered underwritten offering, each of our principal shareholder and the two irrevocable trusts established for the benefit of our principal shareholder’s children have the right to include his or its shares in that offering. The underwriters of any such offering have the right to limit the number of shares to be included in such sale.

We will pay all expenses relating to any demand or piggyback registration, except for underwriters’ or brokers’ commissions or discounts. The securities covered by the registration rights agreement will no longer be registerable under the registration rights agreement if they have been sold to the public either pursuant to a registration statement or under Rule 144 promulgated under the Securities Act.

Aircraft Use

The Company allows certain affiliates to use its corporate aircraft and crews and has used the aircraft and crews of those same affiliates from time to time in order to facilitate efficient transportation of Company personnel. The rates charged between the parties vary by type of aircraft used. For usage during 2012, the Company charged affiliates approximately $112,000 for use of its corporate aircraft and crews and was charged $102,000 by affiliates for use of their aircraft and crews.

Eissenstat Employment Agreement

Mr. Eissenstat’s employment agreement with the Company is dated October 14, 2010 (the “Employment Agreement”) and has an effective date of December 1, 2010. The Employment Agreement’s initial term expired on the second anniversary of the effective date (the “Initial Term”). Following the Initial Term, the agreement automatically renews for additional one year periods, unless terminated at least 60 days prior to the expiration date of the then current term. The Employment Agreement provides for an annual base salary of not less than $300,000 per year, which may be increased but not decreased without Mr. Eissenstat’s consent. The Employment Agreement also provides the target level for annual cash bonuses will be at least 66% of Mr. Eissenstat’s base salary and for an initial award of 36,000 shares of restricted stock, vesting ratably over a three year period.

Under the currently applicable terms of the Employment Agreement, the Employment Agreement may be terminated by Mr. Eissenstat for “Good Reason” (as defined in the Employment Agreement), “In Connection With a Change of Control” (as such term is defined in the Employment Agreement) or voluntarily. Under the currently applicable terms, the Company may terminate his employment without cause, for Cause (as defined in the Employment Agreement), or due to Disability (as defined in the Employment Agreement) and the Employment Agreement would also terminate in the event of Mr. Eissenstat’s death. If terminated In Connection With a Change of Control, Mr. Eissenstat would receive a lump sum payment equal to two times his base salary and bonus payable during the year in which the termination occurs and certain other accrued obligations. Additionally, all unvested shares of restricted stock held by him would vest. Finally, he and his family would receive continuation of medical, hospitalization and dental benefits for a period of 24 months. If Mr. Eissenstat’s employment was terminated by the Company without cause or by Mr. Eissenstat for Good Reason, then Mr. Eissenstat would be entitled to receive a lump sum payment equal to his base salary, the bonus payable during the year in which the termination occurs and certain other accrued obligations. He and his family would also receive continuation of medical, hospitalization and dental benefits for a period of 24 months. If terminated due to Disability, Mr. Eissenstat would receive in addition to salary continuance during a seven month disability period, payment of certain accrued obligations at the time of his termination and continuance of any applicable disability benefits following his termination. If terminated due to Mr. Eissenstat’s death, his heirs would be entitled to receive a lump sum payment equal to one-third of the base salary in effect at the time of his death and certain other accrued obligations. If Mr. Eissenstat’s employment was terminated voluntarily or by the Company for Cause, then Mr. Eissenstat would receive payment in connection with certain accrued obligations.

Non-Employee Director Compensation

General

The Compensation Committee reviews annually the total compensation paid to our non-employee directors. The purpose of the review is to ensure the level of compensation is appropriate to attract and retain a diverse group of directors with the breadth of experience necessary to perform our Board’s duties, and to fairly compensate our directors for their service. This review includes consideration of qualitative and quantitative factors. To ensure directors are compensated relative to the scope of their responsibilities, the Compensation Committee considers: (a) the time and effort involved in preparing for Board, committee and management meetings and the additional duties assumed by committee chairs; (b) the risks associated with fulfilling fiduciary duties; and (c) the compensation paid to directors at a peer group of companies as determined by the Compensation Committee’s compensation consultant.

2012 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation of non-employee directors for the year ended December 31, 2012:

Name	Fees Earned or Paid in Cash ($)
David L. Boren (1)	$61,000
Robert J. Grant (1)	83,750
Lon McCain (1)	96,000
John T. McNabb, II (1)	93,250
Mark E. Monroe (1)	103,250
H.R. Sanders (1)	58,250
Edward T. Schafer (1)	64,000

(1)	The Company did not grant any equity or equity-based awards to non-employee directors in 2012. The following restricted stock awards were outstanding as of December 31, 2012: Mr. Boren, 10,556 shares; Mr. Grant, 11,389 shares; Mr. McCain, 11,389 shares; Mr. McNabb, 10,000 shares; Mr. Monroe, 8,616 shares; and Mr. Schafer, 10,000 shares. Mr. Sanders did not have any outstanding restricted stock awards at December 31, 2012.

Directors who are also full-time employees receive no compensation for serving as directors. We reimburse all directors for reasonable out-of-pocket expenses they incur in connection with their services as directors in accordance with our general expense reimbursement policies. Non-employee directors may participate in our health and welfare benefit programs, including medical, dental, vision care, life insurance and disability insurance, which are available to all full-time employees.

2012 Retainers / Fees

Our 2012 cash compensation for non-employee directors consisted of an annual retainer in the amount of $40,000 and the payment of $1,500 for each regular Board meeting and $750 for each special meeting attended or written consent provided. The chair of the Audit Committee was paid an annual retainer of $18,750; the chairs of the Compensation Committee were paid their pro-rata portion of an annual retainer of $10,000, based on time served during 2012 ($5,000 to Mr. Sanders and $5,000 to Mr. McCain); and the chair of the Nominating/Corporate Governance Committee was paid an annual retainer of $7,500. Committee members other than the chairs of the committees were paid an annual retainer, adjusted where appropriate to reflect actual time served on the committee. In 2012, the annual retainer was $7,500 for Audit Committee members and $4,000 for members of the Compensation and Nominating/Corporate Governance Committees. In November 2011, the Board formed a Special Committee for the purpose of ensuring the interests of the Company and non-affiliate shareholders were protected in connection with the Acquisition under the Purchase and Sale Agreement, and that the Acquisition was fair to the Company and non-affiliate shareholders. Members of the Special Committee did not receive an annual retainer but received $1,250 for each in person meeting and $750 for each telephonic meeting attended. Members of any other committee receive $1,250 for each regular meeting and $750 for each special meeting attended or written consent provided.

Equity-Based Compensation

In addition to cash compensation, we have awarded and intend to continue to award restricted stock to each of our non-employee directors. Our practice has been to grant to each of our continuing non-employee directors shares of restricted stock annually, with such shares vesting three years after the date of grant. In November of 2011, each non-employee member of the Board received a restricted stock grant that included a May 25, 2015 vesting date. This grant was intended to transition the Board to receiving restricted stock grants at the Board meeting immediately following the Annual Meeting of Shareholders for a given year, commencing with the 2013 Annual Meeting of Shareholders. Accordingly, the non-employee members of the Board did not receive a restricted stock grant in 2012. The actual amount and timing of any future award may be impacted by the value of our stock at that time and other relevant factors. Through the grant of such equity-based compensation, we are able to tie a portion of our non-employee directors’ compensation to the performance of our Common Stock.

In February 2008 the Board approved a Common Stock ownership requirement for non-employee directors. Each non-employee director is expected to own shares of our Common Stock with a market value equal to at least three times the base annual retainer. In addition, we currently have a policy which prohibits certain employees, including our executive officers and directors, from pledging our securities as collateral or from engaging in certain transactions which may hedge the value of our securities held by them.

Until the stock ownership guideline is achieved, each non-employee director is expected to retain 100% of the shares received as a result of restricted shares granted under our 2005 Long-Term Incentive Plan (the “2005 Plan”). The stock ownership calculation is determined as of December 31 each year based upon the average closing price of the Common Stock for the year compared to the non-employee director’s base annual retainer as of such date. Shares owned directly by, or held in trust for, the non-employee director or his or her immediate family members residing in the same household and unvested restricted shares are included in the calculation. The Compensation Committee reviewed the non-employee directors’ stock ownership and determined as of December 31, 2012, each non-employee director was in compliance with the stock ownership guidelines.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

Our current executive officers are named below:

Name	Age	Position
Harold G. Hamm	67	Chairman of the Board and Chief Executive Officer
Winston F. “Rick” Bott	53	President and Chief Operating Officer
Jeffrey B. Hume	61	Vice-Chairman, Strategic Growth Initiatives
John D. Hart	45	Senior Vice President, Chief Financial Officer and Treasurer
Jack H. Stark	58	Senior Vice President, Exploration
Richard E. Muncrief	54	Senior Vice President, Operations
Steven K. Owen	57	Senior Vice President, Land
Eric S. Eissenstat	55	Senior Vice President, General Counsel and Secretary
Jose A. Bayardo	41	Senior Vice President, Business Development

For a description of the business background and other information concerning Mr. Hamm see “Proposal 1: Election of Directors—General” above.

 Winston F. “Rick” Bott  became our President and Chief Operating Officer in June 2012. Mr. Bott joined the Company from Cairn India Limited (“Cairn India”), a publicly traded oil and gas company operating the largest producing oil field in the India private sector, where he served as Executive Director and Chief Operating Officer from 2008 until 2011 and as Executive Director and Deputy Chief Executive Officer of Cairn Energy India Ltd., a subsidiary of Cairn India, from 2011 until later that year. Prior to joining Cairn India, Mr. Bott served as Vice President, International Division, of Devon Energy Corporation, an independent, domestic oil and gas company, from 2003 to 2008. From 1996 to 2003, Mr. Bott served in several international exploration roles for United Meridian Corp. and Ocean Energy, Inc., which purchased United Meridian Corp. From 1985 to 1996, he led exploration teams with British Gas and Tenneco Oil Company. Mr. Bott graduated from Texas A&M University with a Bachelor of Science in Marine Science. He also graduated from Texas A&M University with a Master of Science in Geology.

 Jeffrey B. Hume  became our Vice Chairman of Strategic Growth Initiatives in June 2012. He previously served as our President beginning on November 3, 2009 upon the relinquishment of such title by Mr. Hamm. From November 2008 to June 2012, Mr. Hume also served as our Chief Operating Officer after serving as our Senior Vice President of Operations since November 2006. He was previously appointed as Senior Vice President of Resource and Business Development in October 2005, Senior Vice President of Resource Development in July 2002, and served as Vice President of Drilling Operations from 1996 to 2002. Prior to joining us in May 1983 as Vice President of Engineering and Operations, Mr. Hume held various engineering positions with Sun Oil Company, Monsanto Company, and FCD Oil Corporation. Mr. Hume is a Registered Professional Engineer and member of the Society of Petroleum Engineers, Oklahoma Independent Petroleum Association, and the Oklahoma and National Professional Engineering Societies. Mr. Hume graduated from Oklahoma State University with a Bachelor of Science in Petroleum Engineering Technology

 John D. Hart  joined us as Vice President, Chief Financial Officer and Treasurer in November 2005. He was promoted to Senior Vice President in May 2009. Prior to joining us, he was a Senior Audit Manager with Ernst & Young LLP. Mr. Hart was employed by Ernst & Young LLP from April 1998 to November 2005 and by Arthur Andersen LLP from December 1991 to April 1998. He is a member of the American Institute of Certified Public Accountants and the Oklahoma Independent Petroleum Association. Mr. Hart graduated from Oklahoma State University with a Master’s of Science in Accounting

 Jack H. Stark  has served as our Senior Vice President of Exploration since May 1998. He joined the Company in June 1992 as Vice President of Exploration and served on the Board from May 1998 until his term expired in May 2008. Prior to joining us, Mr. Stark was Exploration Manager for the Western Mid-Continent Region for Pacific Enterprises from 1988 to 1992 and he held various staff and middle management positions with Cities Service Company, Texas Oil and Gas and Western Nuclear from 1978 to 1988. Mr. Stark holds a Master of Science in Geology from Colorado State University and is a member of the American Association of Petroleum Geologists, Oklahoma Independent Petroleum Association, Rocky Mountain Association of Geologists, Houston Geological Society and the Oklahoma City Geological Society.

 Richard E. Muncrief  joined us as Senior Vice President, Operations in June 2009 with 29 years of upstream and midstream energy experience. Prior to joining the Company, he was employed from August 2008 through May 2009 by Resource Production Company, where he served as Corporate Business Manager. From September 2007 to August 2008 he served as President, Chief Operating Officer and as a director of Quest Midstream Partners, LP in Oklahoma City. From 1980 to 2007, he served in various managerial capacities with ConocoPhillips, Inc. and its predecessor companies, Burlington Resources, Meridian Oil and El Paso Exploration. In 2006 and 2007 he was operations manager for the San Juan Basin Unit in Farmington, New Mexico, managing a 260-employee organization that was one of ConocoPhillips’ largest business units. Prior to that, Mr. Muncrief served as general manager of Operations of Burlington Resources. From 1998 to 2000, he served as Fruitland Coal Asset Manager in the San Juan Division. Prior to this role, he served in various management capacities that were responsible for production, drilling engineering, joint interest engineering and reservoir engineering. Mr. Muncrief earned his Bachelor of Science in Petroleum Engineering Technology from Oklahoma State University

 Steven K. Owen  joined us as Senior Vice President, Land in September 2010. He came with three decades of experience in land management, including exploration, exploitation, acquisition and maintenance of oil and gas assets. He has worked extensively in many oil and gas plays across the United States. Prior to joining the Company, Mr. Owen served as land manager for Pioneer Natural Resources USA, Inc. from 1987 to 2010 where he managed the Permian Basin and Mid-Continent Divisions. He has won numerous awards for outstanding performance in Permian operations and is a member of the Permian Basin Landmen’s Association and the American Association of Petroleum Landmen. Mr. Owen earned his Bachelor of Arts from Emporia State University in Kansas with concentrations in Business Law, Oil and Gas Law and Biology.

 Eric S. Eissenstat  joined us as Senior Vice President and Chief Legal Officer in December 2010. In August 2011, his title was changed to Senior Vice President, General Counsel and Secretary. He joined the Company with 27 years of experience in complex business and commercial matters, oil and gas, and litigation. Prior to joining the Company, he served as director with Fellers, Snider, Blankenship, Bailey & Tippens, P.C. in Oklahoma City from 1983 to 2010. Mr. Eissenstat is a Fellow of the Litigation Counsel of America, has held leadership positions in the Oklahoma Bar Association and Oklahoma County Bar Association and is a Member of the Oklahoma Independent Petroleum Association. While in private practice, Mr. Eissenstat was listed in Best Lawyers in America, Chambers USA, and was selected as a Top Ten Lawyer by Oklahoma Super Lawyers. Mr. Eissenstat earned his Bachelor of Science with honors in Political Science from Oklahoma State University and his Juris Doctor with honors from the University of Oklahoma where he was awarded Order of the Coif.

 Jose A. Bayardo  joined us as Senior Vice President, Business Development in April 2012. Mr. Bayardo was with Complete Production Services, Inc. (“Complete”) and its predecessor companies from April 2003 through its merger with Superior Energy Services, Inc. in February 2012, at which time he left Complete. He served as Chief Financial Officer for Complete since October 2008. Prior to assuming the role of Chief Financial Officer, Mr. Bayardo served as Vice President of Corporate Development and Investor Relations, beginning in February 2007. During his time with Complete, Mr. Bayardo served in both corporate development and operations roles. From April 2006 to January 2007 he served as Vice President of the Integrated Production Services Division’s Rocky Mountain and Mid-Continent Operations. From April 2003 to April 2006 he served as Vice President of Corporate Development for Complete and one of its predecessor companies. Prior to joining Complete, Mr. Bayardo was an investment banker with J.P. Morgan. Mr. Bayardo received a Master of Business Administration from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science in Chemical Engineering from the University of Texas at Austin.

Compensation Discussion and Analysis

Overview and Compensation Objectives

We are an independent crude oil and natural gas exploration and production company with properties in the North, South and East regions of the United States. Our primary business goal is to increase shareholder value by finding and developing crude oil and natural gas reserves at costs that provide an attractive rate of return on our investment. We operate in a highly competitive environment for acquiring properties, marketing crude oil and natural gas, and securing trained personnel.

We believe the loss of the services of our senior management or technical personnel could have a material adverse effect on our operations. Accordingly, we have designed our executive compensation program to attract, retain, and motivate experienced, talented individuals to achieve our primary business goal, using the business strategies discussed in greater detail in our Annual Report on Form 10-K.

The Compensation Committee of our Board is the body responsible for implementing our executive compensation programs and ensuring our compensation objectives are met. The Compensation Committee is currently comprised of Messrs. McCain, Grant and Schafer, each of whom is independent. The Compensation Committee’s charter may be found in the Corporate Governance section of our website at www.clr.com. A printed copy of the charter will be made available to any shareholder who requests it from our Secretary.

Role of Compensation Committee

The Compensation Committee is responsible for implementing and administering all aspects of our benefit, compensation plans, and programs for our executive officers. The Compensation Committee annually reviews and determines the individual elements of total compensation of the named executive officers (“NEOs”) who appear in the compensation tables of this proxy statement as well as our other executive officers. The Compensation Committee viewed the 99% vote in favor of approving the compensation of the Company’s named executive officers received at the 2011 Annual Meeting of Shareholders as a validation of the Company’s approach to executive compensation and determined, subject to the modifications discussed below, it was appropriate to continue structuring the compensation of the Company’s NEOs consistent with prior practices during 2012.

In 2012, the Compensation Committee modified its approach to the compensation process to include an evaluation of how the following elements of our compensation program compare to similar compensation awarded by the 2012 Survey Group (defined below), with the Compensation Committee considering how the indicated elements of our compensation compare to the percentiles indicated below:

Base pay – generally 50th percentile of the 2012 Survey Group;

Cash bonus – generally 50th percentile of the 2012 Survey Group; and

Long-term incentive equity awards – between the 50th and 75th percentile of the 2012 Survey Group.

Although the Compensation Committee’s general approach is to award each element of compensation so that it aligns as closely as possible to the percentiles indicated above, the Compensation Committee always considers an individual executive officer’s performance and any final award also reflects the Compensation Committee’s discretion. The Compensation Committee believes that targeting total cash (base pay and cash bonus) at the 50th percentile results in competitive cash compensation while preserving considerable upside potential in connection with cash bonus awards should Company and individual executive performance merit a higher bonus. The Committee believes targeting long-term incentive equity awards between the 50th and 75th percentile helps align overall pay with shareholder interests, by putting greater weight on an element of compensation whose value directly reflects the performance of the Company.

In 2012, the Compensation Committee retained the services of an independent compensation consulting firm, Longnecker and Associates. Longnecker reports directly to the Compensation Committee. During 2012, the consulting firm provided an analysis of market compensation based upon its review of compensation paid by exploration and production companies similar to us in revenues, total assets, and market capitalization. During 2012, Longnecker provided no services other than the compensation study requested by the Compensation Committee, except for analysis of market compensation with respect to a limited number of positions on an ad hoc basis, resulting in fees less than $120,000.

In 2012, the Company’s management also retained the services of an independent consulting firm Mercer LLC (“Mercer”). Mercer reported to the Company’s management. During 2012, Mercer was retained to assist the Company in designing a cash bonus plan applicable to certain employees, including the Company’s executive officers, reflecting current market practices of providing an annual payment of cash bonuses, starting with bonuses for 2013, which we expect to pay in 2014. During 2012, Mercer provided no services other than assisting in the design of the cash bonus plan which resulted in fees of $45,000.

The Compensation Committee has assessed the independence of Longnecker in accordance with standards set forth in rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and concluded no conflict of interest exists that would prevent Longnecker from independently representing the Compensation Committee. The Company’s management has reviewed its relationship with Mercer in accordance with standards set forth in rules promulgated under the Exchange Act and concluded that no conflict of interest exists with respect to Mercer’s engagement.

Since Mr. Hamm beneficially owns a substantial majority of our outstanding shares of Common Stock and is our Chief Executive Officer, he provides the Compensation Committee a substantial amount of input regarding the compensation of our executive officers. Initially, the Compensation Committee as well as our Chief Executive Officer and our President review the Longnecker report regarding the analysis of market compensation. Our Chief Executive Officer and our President are then responsible for making recommendations of compensation for individual executive officers of the Company, other than themselves. With respect to each of our Chief Executive Officer and our President, our President and our Chief Executive Officer, respectively and individually, make recommendations for the other’s compensation amounts. In making recommendations for executive officer compensation, our Chief Executive Officer and our President primarily rely on the Longnecker report, but also take into account factors including, but not limited to, the following:

the overall performance of the Company;

such executive’s contribution to the overall performance of the Company;

such executive’s business responsibilities;

such executive’s relative compensation to other executives;

such executive’s current compensation arrangements; and

such executive’s ability to enhance the ability of the Company to generate long-term shareholder value.

Once our Chief Executive Officer and our President have made their compensation recommendations, the Compensation Committee reviews their recommendations and makes such changes as it feels appropriate, if any, to adequately meet our compensation objectives and approach on an individual basis, as discussed above. With respect to the recommendation of our President as to our Chief Executive Officer’s compensation, such recommendation is reviewed by the Compensation Committee. Once this review has occurred, the Compensation Committee reviews and approves our Chief Executive Officer’s compensation and recommends it for approval by the Board. During 2012, no further adjustments were made to our Chief Executive Officer’s compensation after his compensation was set by the members of the Compensation Committee. The Board, other than Mr. Hamm, our Chief Executive Officer, unanimously affirmed the cash bonus award set by the Compensation Committee for our Chief Executive Officer for services rendered during 2012 and the compensation package set for our Chief Executive Officer for 2013.

Implementing Our Compensation Approach and Objectives

 Determining Compensation.  We rely upon our judgment in making compensation decisions, after considering the recommendations of our independent compensation consultant, Longnecker, reviewing the performance of the Company, and evaluating an NEO’s contribution to that performance, including his business responsibilities, current compensation elements, and long-term potential to enhance shareholder value. Specific operational and financial factors affecting compensation decisions for our NEOs include production growth, reserve growth, safety performance, stock price performance, finding and development costs, production costs, earnings, cash flow, operating income, and return on equity. During 2012, we did not assign specific individual goals to our NEOs to be used by the Compensation Committee in the determination of compensation for such officers.

While we do not apply rigid formulas in determining the amount and mix of compensation elements, we consider the performance of the Company against the performance measures described in the preceding paragraph. Because our compensation programs are relatively simple, and we do not have complex equity plans or significant change in control or severance obligations, the Compensation Committee does not use tally sheets in analyzing the compensation of our NEOs, but does review each element of compensation as described in this proxy statement in evaluating and approving the total compensation of each of our NEOs. As described below, during 2012, we relied on the formulaic achievement of financial goals only when establishing the aggregate bonus pool from which bonuses may be paid to the NEOs, and even in this circumstance the Compensation Committee exercised its discretion to increase the size of the aggregate bonus pool. We consider competitive market compensation paid by other companies similar in size and operations to us, but historically we have not attempted to maintain a certain target percentile within that survey group or otherwise exclusively rely on such data to determine compensation for the NEOs. In 2012, the Compensation Committee utilized objectives for the various pay elements as discussed above. We do, however, maintain and incorporate flexibility into our compensation programs and in the assessment process to respond to and adjust for the evolving business environment. The total compensation of the Chief Executive Officer, which is significantly higher than our other NEOs, reflects his critical role in the founding and development of the Company as well as the future success of the Company.

 Compensation Survey Group.  As the Company continues to grow, the Compensation Committee and Longnecker frequently review our peer group to ensure we are using publicly traded exploration and production companies similar in size and operations to us. Our 2010 compensation survey group (the “2010 Survey Group”) included Cabot Oil & Gas Corporation, Cimarex Energy Co., Concho Resources Inc., Denbury Resources Inc., Forest Oil Corporation, Newfield Exploration Company, Petrohawk Energy Corporation, Pioneer Natural Resources Company, Range Resources Corporation, Ultra Petroleum Corp., and Whiting Petroleum Corporation. In 2011, we included the same companies in our compensation survey group as were used in 2010 (the “2011 Survey Group”). In 2012, our crude oil and natural gas revenues increased by 151% over 2010 and our market capitalization increased by 36% over 2010, which resulted in Longnecker recommending a new compensation peer group that more closely matches the Company’s current status. The 2012 compensation survey group (the “2012 Survey Group”) included Cabot Oil & Gas Corporation, Cimarex Energy Co., Concho Resources Inc., Denbury Resources Inc., Linn Energy, LLC, Newfield Exploration Company, Noble Energy, Inc., Pioneer Natural Resources Company, Plains Exploration & Production Company, Range Resources Corporation, SandRidge Energy, Inc., Southwestern Energy Company and Whiting Petroleum Corporation.

Elements of Compensation

The principal elements of our compensation program are a base salary, an annual cash bonus, and a long-term incentive award. All base salary adjustments, annual cash bonuses, and long-term incentive awards for NEOs have been determined on a discretionary basis and while not directly linked to specific corporate goals or objectives, the overall performance of the Company as well as individual performance were considered in determining pay. Each element of our compensation program impacts the awards made under the other elements of the program to the extent the Compensation Committee considers the awards made under each element in setting the value of the overall compensation package to be awarded to each NEO.

 Base Salary.  The objective of the base salary component is to attract and retain officers by paying a competitive wage commensurate with such officer’s experience, skills, and responsibilities. Base salary is intended to provide each NEO a regular source of income and compensate him for performing the responsibilities associated with his position. Base salary also impacts annual cash bonus awards and long-term incentive awards in that the target size of these awards is expressed as a percentage of base salary. Mr. Hamm’s base salary was $890,000 as of December 2011. As of December 2012, Mr. Hamm’s base salary was increased to $934,500. Our compensation consulting firm reported the 50th and 75th percentile amounts for base salaries for the comparable position in the 2012 Survey Group were $837,581 and $1,007,245, respectively. In setting Mr. Hamm’s base salary above the 50th percentile, the

Compensation Committee took the following factors into consideration, the Company’s strong production and reserve growth, the continued expansion of the Company’s drilling inventory, the additions to the Company’s executive team and the successful relocation of the Company to Oklahoma City.

With respect to our other NEOs, Mr. Hamm recommends their base salaries to the Compensation Committee for approval. In establishing the base salaries for the other NEOs , Mr. Hamm and the Compensation Committee consider the compensation paid to named executive officers occupying comparable positions within the survey groups.

During 2012, the aggregate salaries for our NEOs, excluding Mr. Hamm, increased 7.7% in order to satisfy our objective of paying salaries at competitive levels. Our compensation consulting firm reported the 50th percentile amounts for base salaries for the second highest paid named executive officer through the fifth highest paid named executive officer in the 2012 Survey Group ranged to $507,560 from $369,200. This compares to a base salary range of $548,100 to $380,000 paid to our second through fifth highest paid NEO. As of December 2012, the base salaries of Messrs. Bott, Stark, Hart, and Muncrief were $548,100, $384,400, $380,000, and $380,000, respectively (collectively, with Mr. Hamm’s increase to $934,500, the “December 2012 Salary Levels”). In setting the base salary of our NEOs, excluding Mr. Hamm, above the 50th percentile, the Compensation Committee took the following factors into consideration, the Company’s strong production and reserve growth, the continued expansion of the Company’s drilling inventory, improved drilling and operating efficiencies and the Company’s successful capital markets activities during 2012.

In the future, we expect the base salaries of the NEOs will be reviewed on an annual basis and adjusted as necessary to remain competitive. We expect future base salary adjustments for such officers will be comparable to future adjustments made to base salaries of named executive officers occupying comparable positions within our compensation survey group.

 Annual Cash Bonus.  Our NEOs may earn annual cash bonuses as a reward for their individual contribution to the achievement of annual financial and operating results as determined by the Compensation Committee. The individual cash bonuses paid to the NEOs for 2012 and prior years have been determined on a discretionary basis. Annual cash bonus differences between NEOs are based on the Compensation Committee’s subjective evaluation of the relative individual contribution to the achievement of our annual financial and operating results as well as the performance of that individual’s department of the Company (i.e. drilling, exploration, financial, resource development). In making its evaluation, the Compensation Committee places significant weight on input provided by our Chief Executive Officer and our President.

Annual cash bonuses to all of our executive officers, including the NEOs, are paid from an initial bonus pool that is equal to 0.375% of adjusted net income. If the conditions described below are met, the annual aggregate initial bonus pool for executive officers will be equal to 0.375% of earnings before interest expense, depreciation, depletion, amortization and accretion, property impairments, unrealized derivative gains or losses, and non-cash compensation expense (“EBIDA”), which results in a larger cash pool from which bonuses may be paid. The Compensation Committee has discretion to pay bonuses to our executive officers equal to any portion or none of the total available funds in the pool. In addition, the Compensation Committee may elect to award annual cash bonuses to NEOs in an aggregate amount that exceeds the amount calculated from adjusted net income or EBIDA. We consider EBIDA to be a strong indicator of operating performance. The conditions that must be satisfied for the bonus pool to be established based on EBIDA rather than adjusted net income are:

an increase in equivalent production for the current year compared to the prior year, and proved reserve additions from drilling activities of at least 120%of production.

During 2012, both conditions were satisfied as production increased 58% over the 2011 level and reserve additions from drilling activities were 654% of production. For the 2012 performance year, the Compensation Committee reviewed our production growth, reserve growth, and total shareholder return (the “Considered Items”) over one and three year periods ending December 31, 2011 compared to bonus payouts by the 2012 Survey Group over the same periods. In its review of the Considered Items, the Compensation Committee noted that over the one and three year periods considered, the Company’s performance with respect to the Considered Items relative to the 2012 Survey Group was above the 75th percentile, while the Company’s bonus payouts to its executive officers were between the 25th and 50th percentile for the year ended December 31, 2011 and below the 25th percentile for the three year period ended December 31, 2011. The Compensation Committee also reviewed the Company’s performance with respect to the Considered Items for the year ended December 31, 2012 and the estimate provided by Mercer of the 2012 Survey Group’s performance with respect to the Considered Items which indicated that in 2012 the Company would again deliver performance above the 75th percentile with respect to the Considered Items. Based on the Company outperforming the 2012 Survey Group with respect to the Considered

Items and the positive factors discussed above under “Base Salary” and the Company making bonus payouts below the median of the amounts paid by the 2012 Survey Group during the periods examined, the Committee used their discretion to increase the initial pool amount from 0.375% of EBIDA to 0.51% of EBIDA.

The bonus amount for each NEO is determined at the discretion of the Compensation Committee. Based upon a market analysis of annual cash bonuses paid by the 2012 Survey Group, our compensation consulting firm recommended annual bonus targets, as a percent of December 2012 Salary Levels of 100%, 95%, 80%, 70%, and 70% for Messrs. Hamm, Bott, Hart, Muncrief and Stark, respectively. The annual bonuses for 2012 awarded, as a percent of December 2012 Salary Levels, were 214% for Mr. Hamm, 146% for Mr. Bott and 158%, 158% and 156% for Messrs. Hart, Muncrief and Stark, respectively. Longnecker reported the 50th percentile amount for bonus targets as a percent of base salary for positions comparable to Mr. Hamm’s in the 2012 Survey Group was 100%. Longnecker also reported that the 50th percentile amounts of bonus targets as a percent of base salary for the second highest paid named executive officer through the fifth highest paid named executive officer in the 2012 Survey Group ranged to 90% from 75%. In setting our NEO’s bonus targets as a percent of December 2012 Salary Levels above the 50th percentile, the Compensation Committee considered the same items as described above in connection with the discussion of the Compensation Committee’s decision to increase the pool amount to 0.51% of EBIDA.

On February 22, 2013, the Compensation Committee approved a cash bonus plan that will apply to certain employees of the Company, including the Company’s executive officers (the “CLR Bonus Plan”). The CLR Bonus Plan is designed to reward the Company’s employees and executive officers for achieving annual performance and strategic goals. The CLR Bonus Plan provides for the annual payment of cash bonuses, starting with bonuses for 2013, which we expect to pay in 2014.

Under the CLR Bonus Plan, the bonus pool will be initially set based on the aggregate target bonus amount of all employees participating in the CLR Bonus Plan. The size of the bonus pool will be initially set within a range based on the following factors: production growth (weighted at 40%); reserve growth (weighted at 35%); and adjusted earnings per share (weighted at 25%). The Compensation Committee has complete discretion to increase, decrease or leave the size of the pool unchanged. In making the determination whether to adjust the size of the pool, the Compensation Committee will consider such matters as it deems relevant, including the Company’s performance against key strategic and other initiatives identified by the Compensation Committee in areas such as health, safety and environmental, production costs and cycle times, maintenance of financial and other ratios, budget compliance and business process improvements.

Annual cash bonuses for the NEOs are determined after completion of the year-end audited financial statements and reserve report. We have not adopted a policy regarding the adjustment or recovery of previously paid annual cash bonuses in the event our adjusted net income or EBIDA, as applicable, are restated or otherwise adjusted in a manner that would have the effect of reducing the size of the aggregate annual cash bonus pool.

 Long-Term Incentive Awards.  The objective of our long-term incentive awards is to retain and motivate our executives over the long-term. In October 2012, we granted 199,344 shares of restricted common stock to NEOs which vest in 2016. The October 2012 grant was intended to transition the NEOs to receiving restricted stock grants in February of each year, expected to begin in February 2014. The Compensation Committee believes moving to a February review and grant will allow for a full evaluation of prior year performance in connection with determining long-term incentive awards. The grants made in 2012 are more fully described below under “—Grants of Plan Based Awards.”

The long-term incentive award for each NEO is determined at the discretion of the Compensation Committee using the approach described above under “—Role of Compensation Committee.” Differences in long-term incentive awards are based on the Compensation Committee’s subjective evaluation of the expected relative individual contribution to the achievement of our long-term financial and operating results. The value of unvested equity awards held by an individual was considered in the determination of the 2012 restricted stock awards and we expect the value of unvested equity awards will be a factor in future awards.

Based upon a market analysis of annual long-term incentive awards granted by the 2012 Survey Group, Longnecker recommended the Company award each of the NEOs long-term incentive compensation having a value between the 50th and 75th percentile of the amount of long-term incentive compensation awarded to those occupying comparable positions within the 2012 Survey Group for an annual period. The table below sets forth for each NEO: (i) the amount of the award recommended by Longnecker as a percentage of December 2012 salary levels at the 50th and 75th percentile for an annual period; (ii) the amount of the actual 2012 long-term incentive award expressed as a percentage of December 2012 Salary Levels; and (iii) the amount of the actual 2012 long-term incentive award, expressed as a percentage of December 2012 Salary Levels, adjusted to show the amount of the award expressed as percentage of December 2012 Salary Levels for an annual period. The adjusted amount is shown due to the fact the actual awards were adjusted to reflect a transition to a February grant cycle and thus are intended to compensate the applicable NEO for a period longer than a year.

Named Executive Officer	Percentage of December 2012 Salary Level at 50th Percentile of 2012 Survey Group	Percentage of December 2012 Salary Level at 75th Percentile of 2012 Survey Group	Actual Award as a Percentage of December 2012 Salary Level	Actual Award as a Percentage of December 2012 Salary Level on Annualized Basis
Harold G. Hamm	448%	647%	772%	618%
Winston F. “Rick” Bott	394%	526%	126%	503%
John D. Hart	393%	526%	597%	477%
Richard E. Muncrief	291%	435%	519%	415%
Jack H. Stark	328%	465%	556%	445%

Historically, the awards granted to NEOs have been in the form of stock options and restricted stock designed to motivate the officers to increase the value of our Common Stock. The vesting provisions of the awards encourage our officers to remain in our employ in order to realize these forms of compensation. However, our current equity programs consist of restricted stock awards, which we believe are stronger motivational tools for employees. Restricted shares provide some value to an employee during periods of stock market volatility, while stock options may have limited perceived value and may do little to retain and motivate employees when the current value of our stock is less than the option price.

The Compensation Committee awarded Mr. Bott 91,500 shares of restricted stock in connection with his decision to join the Company, in recognition of the significant contributions that Mr. Bott was expected to make to the Company’s growth in his role as President and Chief Operating Officer. Mr. Muncrief was awarded 7,500 shares of restricted stock by the Compensation Committee in order to bring the number of restricted shares granted to Mr. Muncrief into parity with other awards made to executive officers.

Although our 2005 Plan allows for various equity instruments, we currently intend to make future grants primarily in the form of restricted stock. If the 2013 Plan is approved by shareholders, future grants will be made pursuant to the terms of that plan instead of the 2005 Plan. For a description of the 2013 Plan, please see “Proposal 2: Approval of the Company’s 2013 Long-Term Incentive Plan” below.

We currently have a policy which prohibits certain employees, including our executive officers and directors, from pledging our securities as collateral or from engaging in certain transactions which may hedge the value of our securities held by them.

In February 2008, the Compensation Committee adopted a Common Stock ownership requirement for the Chief Executive Officer, President, Chief Financial Officer, and the Senior Vice Presidents. Each such officer is expected to own shares of our Common Stock at least equal to a specified multiple of such officer’s base salary. This policy was subsequently amended to impose these ownership requirements on the Chief Operating Officer as well. The base salary multiples are five times for the Chief Executive Officer, Chief Operating Officer and President and three times for the other officers.

Until the stock ownership guideline is achieved, each such officer is expected to retain 100% of the “net shares” received as a result of restricted shares granted under our 2005 Plan and 2013 Plan, if approved by shareholders. “Net shares” are the number of shares that remain after shares are sold or withheld to pay withholding taxes. The calculation is determined December 31 each year based upon the average closing price of the Common Stock for the year compared to the officer’s base salary as of such date. Shares owned directly by, or held in trust for, the officer or his or her immediate family members residing in the same household and unvested restricted shares are included in the calculation.

The Compensation Committee will review the compliance of each executive officer with the stock ownership guidelines each year and reduce or eliminate future restricted stock grants under the 2005 Plan and 2013 Plan, if approved by shareholders, for any executive officer not in compliance with the stock ownership guidelines. The Compensation Committee reviewed the NEOs’ stock ownership for 2012 and determined each NEO was in compliance with the guidelines.

The restricted stock awards provide for immediate vesting upon a change of control, as defined by the 2005 Plan. Awards made under the 2013 Plan will also immediately vest on a change of control, as defined in the 2013 Plan. We would likely need the assistance of several key employees to successfully conclude a transaction that would result in a change in control. We believe immediately vesting the awards may serve to reduce concerns, other than continued employment, such employees may have with respect to any potential change in control transaction and may motivate them to complete the transaction.

Our 2005 Plan allows for the award of performance units and bonuses that vest upon achievement of performance targets. The performance targets are based upon operational, financial, and stock performance criteria, such as reserve additions, finding and development costs, production volume and costs, earnings, cash flow, operating income, return on equity, stock price appreciation, and relative stock price performance. We have not awarded performance units or bonuses under the 2005 Plan and have not determined if we will do so in the future, if the 2013 Plan is not approved by shareholders. If the 2013 Plan is approved by shareholders, we will not make any additional awards under the 2005 Plan.

For a description of the types of awards that may be made under the 2013 Plan, if approved by shareholders, please see “Proposal 2: Approval of the Company’s 2013 Long-Term Incentive Plan” below.

 Other.  Our other compensation is designed to attract and retain employees by enhancing our overall compensation package. We provide automobiles to certain of the NEOs and certain other employees for business and personal use. The personal use is valued according to IRS guidelines and reported as taxable income to the individuals. We value vehicle usage for disclosure in our proxy statement based upon the aggregate incremental cost to us adjusted to reflect each individual’s personal use of the vehicle.

In 2012, we allowed Mr. Hamm and Mr. Bott to use the corporate aircraft for personal trips. The value of such trips is calculated according to IRS guidelines and reported as taxable income to them. Aircraft usage is valued for disclosure in our proxy statement based on the aggregate incremental cost to us.

We have a defined contribution retirement plan (“401K”) covering all our full-time employees, including the NEOs. Our contributions to the plan are discretionary and based on a percentage of eligible compensation. Our contribution to the plan for each eligible employee during 2011 was a maximum of 6% of the covered employee’s eligible compensation, depending on the employee’s level of contribution into the employee’s account. As of January 1, 2012, the contribution level was amended up to a maximum of 7% of the covered employee’s eligible compensation depending on the employee’s level of contribution into the employee’s account.

All full-time employees, including the NEOs, may participate in our health and welfare benefit programs, including medical, dental, vision care, life insurance and disability insurance. We provide all full-time employees, including the NEOs, with life insurance coverage of the lesser of two times base salary or $500,000 and allow them to purchase incremental amounts above this. We do not sponsor any qualified or non-qualified defined benefit plans.

In connection with the relocation of the Company’s headquarters from Enid, Oklahoma to Oklahoma City, Oklahoma, the Company offered a relocation package (the “Relocation Package”) containing the features described below to approximately 79% of the employees, including the NEOs, other than Mr. Bott. The Company is implementing the Relocation Package through a contract with Weichert Relocation Resources, Inc. (“Weichert”). Under the terms of the Relocation Package, employees are entitled to: (i) receive a payment equal to four weeks’ salary to assist in defraying miscellaneous relocation costs; (ii) elect to have their home purchased by Weichert based on an appraised value, if certain conditions are satisfied; (iii) receive incentive payments if they are able to sell their homes under certain conditions; and (iv) receive reimbursement for a portion of their loss if their home sells for less than its appraised value or the actual price paid by the employee for the home (using whichever measure would result in a larger reimbursement). Other benefits available in the Relocation Package include packing and transportation of household goods, reimbursement of duplicate housing costs and closing costs in connection with an employee’s home sale and purchase transactions. Under the terms of its agreement with Weichert, the Company reimburses Weichert to the extent it incurs costs in connection with providing any of the benefits described above.

Impact of Accounting and Tax Treatment

We believe it is important to have flexibility in designing the compensation program in a manner to achieve the objectives described above under “—Compensation Objectives.” Therefore, while we consider the accounting and tax treatment of certain forms of compensation in the design of our compensation program, the accounting and tax treatment is not a determinative factor.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a publicly-held company can deduct for federal tax purposes no more than $1 million of annual compensation paid to its principal executive officer and each of its three other most highly-paid officers other than the principal financial officer. The Section 162(m) restriction applies to salary, bonuses, and other compensation not directly tied to performance. Our compensation program has not met the requirements for tax deductibility of annual compensation in excess of $1 million because the relevant compensation is not payable solely on account of the attainment of one or more performance goals. However, the 2013 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, although the Company may determine that it is in its best interests not to satisfy the requirements for the exception.

Insider Trading Policy

Our insider trading policy provides that executive officers and directors may not purchase or sell puts or calls to sell or buy our stock, engage in short sales with respect to our stock or buy our securities on margin or pledge our securities as collateral for a loan. The purchase or sale of stock by our officers and directors may only be made during a window of time described in our policy and after approval by our General Counsel.

Summary Compensation Table

The following table sets forth the compensation of our Principal Executive Officer, Principal Financial Officer, and the three other most highly compensated executive officers. We refer to these five individuals collectively as the “NEOs” for 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Harold G. Hamm Chairman of the Board and Chief Executive Officer	2012 2011 2010	$896,504 856,154 807,692	$2,000,000 1,250,000 750,000	$7,218,961 3,670,753 3,329,565	$88,818 46,864 92,000	$10,204,283 5,823,771 4,979,257
Winston F. “Rick” Bott (1) President and Chief Operating Officer	2012	298,946	800,000	6,797,862	113,698	8,010,506
John D. Hart Senior Vice President, Chief Financial Officer and Treasurer	2012 2011 2010	362,923 343,077 297,692	600,000 330,000 287,500	2,267,495 1,048,876 1,043,595	26,961 60,816 14,076	3,257,379 1,782,769 1,642,863
Richard E. Muncrief Senior Vice President, Operations	2012 2011 2010	337,308 317,308 268,462	600,000 335,000 265,000	2,659,148 943,800 894,510	73,253 25,758 23,785	3,669,709 1,621,866 1,451,757
Jack H. Stark Senior Vice President, Exploration	2012 2011 2010	363,566 338,846 309,615	600,000 350,000 265,000	2,137,558 996,653 993,900	53,502 17,727 14,950	3,154,626 1,703,226 1,583,465

(1)	Mr. Bott’s compensation reflects the period from May 31, 2012, the date of commencement of Mr. Bott’s employment to December 31, 2012.
(2)	The amounts under “Stock Awards” reflect the aggregate grant date fair value computed in accordance with FASB Accounting Standards Codification (“ASC”) Topic 718, for awards granted during the indicated year. A discussion of the assumptions used in calculating these values can be found in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC. See “—Grants of Plan Based Awards” for additional information regarding grants made in 2012.

(3)	All Other Compensation includes the following elements:

Name	Year	Personal Use of Company Aircraft ($)(a)	Personal Use of Company Vehicle ($)(b)	Contributions to 401(K) Plan ($)	Relocation Expenses ($)(c)		Other ($)	Total ($)
Harold G. Hamm	2012	$55,473	$1,040	$17,500	$14,805	(d)	$—	$88,818
Winston F. “Rick” Bott	2012	19,085	—	15,545	79,068	(e)	—	113,698
John D. Hart	2012	—	7,731	17,500	1,730	(f)	—	26,961
Richard E. Muncrief	2012	—	10,034	17,500	45,719	(g)	—	73,253
Jack H. Stark	2012	—	3,917	17,500	32,085	(h)	—	53,502

(a)	We calculate the incremental cost to the Company of any personal use of corporate aircraft based on the cost of fuel, trip-related maintenance, crew travel expenses, on-board catering, landing fees, trip-related hangar and parking costs, and smaller variable costs. Since Company-owned aircraft are used primarily for business travel, we do not include the fixed costs that do not change based on usage, such as pilots’ salaries and the purchase costs of Company-owned aircraft.
(b)	We calculate the incremental cost to the Company of any personal use of Company vehicles, including fuel, maintenance, insurance, lease payments and depreciation.
(c)	Except for Mr. Bott, expenses were incurred pursuant to the Relocation Package offered to employees in connection with the previously announced relocation of the Company’s headquarters from Enid, Oklahoma to Oklahoma City, Oklahoma. The expenses for Mr. Bott were incurred pursuant to our customary new hire practices generally offered to all newly hired employees that require relocation.
(d)	Represents costs for transportation of household goods.
(e)	Includes $18,675 for temporary living expenses, $17,100 for home closing costs and $16,604 for tax gross-ups in connection with temporary living expenses and home closing costs. Also includes $26,689 for transportation of household goods.
(f)	Includes $1,181 for deed related expenses and $549 for tax gross-ups in connection with deed related expenses.
(g)	Includes $25,385 of relocation expense allowance, $4,940 for home sale bonus, $370 for deed related expenses, $8,000 for loss on sale of Mr. Muncrief’s home and $3,885 for tax gross-ups in connection with deed related expenses and loss on the sale. Also includes $3,139 for transportation of household goods.
(h)	Includes $27,692 of relocation expense allowance, $3,000 for temporary living expenses and $1,393 for tax gross-ups in connection with temporary living expenses.

Grants of Plan Based Awards

The following table reflects information concerning awards of restricted stock granted to our NEOs during the fiscal year ending December 31, 2012 under the Company’s 2005 Plan.

Name	Grant Date	Stock Awards: Number of Shares (1)		Grant Date Fair Value of Stock Awards ($) (2)
Harold G. Hamm	10/31/12	100,725	(3)	$7,218,961
Winston F. “Rick” Bott	6/4/12 10/31/12	91,500 9,618	(4) (3)	6,108,540 689,322
John D. Hart	10/31/12	31,638	(3)	2,267,495
Richard E. Muncrief	2/22/12 10/31/12	7,500 27,538	(5) (3)	685,500 1,973,648
Jack H. Stark	10/31/12	29,825	(3)	2,137,558

(1)	All awards will vest on an accelerated basis only in the event of a change in control. See “Payments in the Event of a Change in Control or Termination—Vesting of Restricted Stock on Change in Control” hereafter for a description of the events that would trigger a change in control for these awards.
(2)	The aggregate grant date fair value of each equity award is computed in accordance with ASC Topic 718. A discussion of the assumptions used in calculating these values can be found in Note 12 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.
(3)	The shares subject to this award vest on February 15, 2016.
(4)	The shares subject to this award were granted to Mr. Bott in connection with joining the Company and vest as follows: 16,500 shares on June 4, 2012, 25,000 shares on November 15, 2013, 25,000 shares on November 15, 2014 and 25,000 shares on November 15, 2015.
(5)	The shares subject to this award vest on November 15, 2014.

Outstanding Equity Awards as of December 31, 2012

The following table reflects unvested restricted stock held by our NEOs as of December 31, 2012:

	Stock Awards
Name	Number of Shares of Stock that Have Not Vested (1)	Market Value of Shares of Stock that Have Not Vested ($) (2)
Harold G. Hamm	226,065	$16,613,517
Winston F. “Rick” Bott	84,618	6,218,577
John D. Hart	69,308	5,093,445
Richard E. Muncrief	68,038	5,000,113
Jack H. Stark	65,665	4,825,721

(1)	Shares represent restricted stock awards. Unvested shares will vest as follows (i) 67,000 shares on November 15, 2013, 58,340 shares on November 15, 2014, and 100,725 shares on February 15, 2016, for Mr. Hamm; (ii) 25,000 shares on November 15, 2013, 25,000 shares on November 15, 2014, 25,000 shares on November 15, 2015 and 9,618 shares on February 15, 2016, for Mr. Bott; (iii) 21,000 shares on November 15, 2013, 16,670 shares on November 15, 2014 and 31,638 shares on February 15, 2016, for Mr. Hart; (iv) 18,000 shares on May 15, 2013, 22,500 shares on November 15, 2014 and 27,538 shares on February 15, 2016, for Mr. Muncrief; and (v) 20,000 shares on November 15, 2013, 15,840 shares on November 15, 2014 and 29,825 shares on February 15, 2016, for Mr. Stark.
(2)	Market value is based on the closing price of $73.49 of our Common Stock as of December 31, 2012.

Options Exercised and Restricted Stock Vested During 2012

The following table reflects information concerning options exercised by NEOs and shares of restricted stock held by NEOs that vested during 2012:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (2)
Harold G. Hamm	—	—	68,000	$5,145,560
Winston F. “Rick” Bott	—	—	16,500	1,110,120
John D. Hart	—	—	12,000	908,040
Richard E. Muncrief	—	—	10,000	664,900
Jack H. Stark	82,000	$7,234,335	13,200	998,844

(1)	Value realized on exercise of stock options is equal to the difference between the market price of the Common Stock acquired on the date of exercise and the exercise price.
(2)	Value realized on vesting is calculated by multiplying the number of shares by the closing price upon day of vesting.

Defined Contribution Plan

We offer a tax qualified defined contribution “401K” plan to all of our employees, including our executive officers, to provide a benefit payable to an employee or his or her heirs upon retirement, total disability, or death. Under the terms of the plan and subject to limitations of federal law, our employees can elect to defer a portion of their compensation and direct such deferrals to the investments offered under the plan, generally consisting of mutual funds in various asset classes. Subject to the terms of the plan, we make discretionary cash contributions to the plan on behalf of the participant employees. Our contribution to the plan for each eligible employee during 2011 was a maximum of 6% of the covered employee’s eligible compensation, depending on the employee’s level of contribution into the employee’s account. As of January 1, 2012, the contribution level was amended up to a maximum of 7% of the covered employee’s eligible compensation depending on the employee’s level of contribution into the employee’s account. Participants are immediately vested in their deferred contributions, but our contributions are subject to certain vesting requirements. Executive officers participate in the plan on the same basis as all other employees. Our 2012 contributions to the plan for the account of the NEOs are included in the Summary Compensation Table above.

Health and Welfare Benefit Programs

All full-time employees and directors, including our executive officers, may participate in our health and welfare benefit programs, including medical, dental and vision care insurance and disability insurance. We provide all full-time employees, including our executive officers, with life insurance coverage of the lesser of two times base salary or $500,000 and allow them to purchase incremental amounts above this base amount.

Payments in the Event of a Change in Control or Termination

Vesting of Restricted Stock on Change in Control.  All of our employees’ and directors’ unvested shares of restricted stock will vest if a change in control occurs as defined in the agreements relevant to their situation. Our employees and directors, other than Mr. Eissenstat (who has an employment agreement described above and is subject to both the change in control provision of the employment agreement and the terms set forth below to the extent consistent with the employment agreement), are subject to the following definition of change in control:

Except as noted in the immediately following sentence, a “change in control” means:

any transaction in which shares of voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company are issued by the Company, or sold or transferred by the shareholders of the Company as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such transaction cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately after such transaction;

the merger or consolidation of the Company with or into another entity as a result of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such merger or consolidation cease to beneficially own voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the surviving corporation or resulting entity immediately after such merger or consolidation; or

the sale of all or substantially all of the Company’s assets to an entity of which those persons and entities who beneficially owned voting securities of the Company representing more than 50% of the total combined voting power of all outstanding voting securities of the Company immediately prior to such asset sale do not beneficially own voting securities of the purchasing entity representing more than 50% of the total combined voting power of all outstanding voting securities of the purchasing entity immediately after such asset sale.

With respect to awards made after the date of the First Amendment (as defined below), any transfers to Excluded 2005 Plan Persons (as defined below) are not considered change of control events. The 2005 Plan was amended by the Board on February 24, 2010 (referred to herein as the “First Amendment”) to clarify that with respect to awards made after the date of the First Amendment, certain transfers to Mr. Hamm, certain members of his family, his guardian, legal representative or estate, any trust of which Mr. Hamm is the trustee or of which the persons described above are the principal beneficiaries, any person or entity controlled by one or more of the persons or entities described above, or any group including one or more of the persons or entities described above, provided that such persons or entities control more than 50% of the voting power of such group (collectively, the foregoing are referred to herein as “Excluded 2005 Plan Persons”), shall not be deemed a change of control event for purposes of such awards made after the date of the First Amendment.

Listed in the following table is the value of unvested shares of restricted stock held by our NEOs, as of December 31, 2012, which would fully vest and be immediately available in the event of a change in control. The table assumes a change in control occurred on December 31, 2012 and the per-share value is $73.49, the closing price of our Common Stock as of December 31, 2012.

Name	Early Vesting of Restricted Stock ($)	Termination Payment ($)	Total ($)
Harold G. Hamm	$16,613,517	—	$16,613,517
Winston F. “Rick” Bott	6,218,577	—	6,218,577
John D. Hart	5,093,445	—	5,093,445
Richard E. Muncrief	5,000,113	—	5,000,113
Jack H. Stark	4,825,721	—	4,825,721

Indemnification Agreements

All of our officers, including the NEOs, and directors have entered into customary indemnification agreements with us, pursuant to which we have agreed to indemnify our officers and directors to the fullest extent permitted by law.

Risk Assessment Related to our Compensation Structure

We believe our executive compensation program is appropriately structured and not reasonably likely to result in risks that could have a material adverse effect on us. We believe our approach of subjectively evaluating performance results of each executive assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation opportunities in such a way as to not encourage excessive risk-taking. Further, one of the primary factors we take into consideration in setting compensation is the performance of the Company as a whole. This is based on our belief that applying Company-wide metrics encourages decision-making that is in the best long-term interests of the Company and our shareholders as a whole. Finally, the time-based vesting over a multi-year period for our long-term incentive awards ensures our employees’ interests align with those of our shareholders for the long-term performance of our Company.

Compensation Committee Report

In accordance with its written charter adopted by the Board, the Compensation Committee of the Board is responsible for determining awards to employees of stock or other equity compensation and reviewing and approving the individual elements of the total compensation of the Chief Executive Officer, the other NEOs and other senior executive officers. The Compensation Committee is also obligated to communicate to shareholders information regarding the factors and criteria on which the Chief Executive Officer’s compensation was based, including the relationship of the Company’s performance to the Chief Executive Officer’s compensation, and the specific relationship of corporate performance to executive compensation overall.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (“CD&A”) above with management. Based on this review and discussion, the Compensation Committee recommended to the Board that this CD&A be included in this proxy statement.

The preceding report is presented by the members of the Compensation Committee.

/s/ Lon McCain Lon McCain Committee Chairman	/s/ Robert J. Grant Robert J. Grant Committee Member	/s/ Edward T. Schafer Edward T. Schafer Committee Member

Security Ownership of Certain

Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock, as of March 27, 2013, by each person (other than our directors and executive officers) known by us to be the beneficial owner of more than 5% of the issued and outstanding Common Stock.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares		Percent of Class (1)
Bert H. Mackie, Co-Trustee	14,687,501	(2)	7.91%

(1)	Based on total shares outstanding of 185,632,612 on March 27, 2013.
(2)	All of the shares beneficially owned by Mr. Mackie are held by him as a co-trustee of two irrevocable trusts established for the benefit of the children of Mr. Hamm, our Chairman and Chief Executive Officer. Mr. Mackie shares voting and dispositive power with respect to 8,800,087 of the shares reported above with H. Thomas Hamm, the co-trustee of the Harold Hamm DST Trust. Mr. Mackie shares voting and dispositive power with respect to 5,887,414 of the shares reported above with Jane Elizabeth Hamm, the co-trustee of the Harold Hamm HJ Trust. Mr. Mackie’s business address is 302 N. Independence, Suite 101, Enid, Oklahoma 73701. Mr. Hamm does not possess any voting or dispositive power with respect to the irrevocable trusts established for the benefit of his children and, therefore, does not beneficially own any shares of Common Stock held by such trusts.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information concerning the beneficial ownership of our shares of Common Stock as of March 27, 2013 by (a) each of our directors and director nominees, (b) each of the executive officers and (c) all of our directors and executive officers as a group. Each of the aforementioned persons has sole voting and dispositive power with respect to the shares listed in the table, except as otherwise indicated below.

	Beneficial Ownership
Name of Director or Executive Officer	Number of Shares (1)	Percent of Class (2)
Jose A. Bayardo	25,453	*
David L. Boren	10,556	*
Winston F. “Rick” Bott	97,208	*
Eric S. Eissenstat	54,299	*
Robert J. Grant	20,072	*
Harold G. Hamm	126,296,891	68.04%
John D. Hart	104,829	*
Jeffrey B. Hume(3)	1,098,957	*
Lon McCain	23,055	*
John T. McNabb, II	10,000	*
Mark E. Monroe	124,973	*
Richard E. Muncrief	84,584	*
Steven K. Owen	30,511	*
Edward T. Schafer	11,945	*
Jack H. Stark(4)	237,567	*
All Directors and executive officers as a group (15 persons)	128,230,900	69.08%

*	Less than 1%
(1)	Beneficial ownership is determined in accordance with the SEC’s rules and regulations and generally includes voting or dispositive power with respect to securities. The following persons have sole voting and dispositive power with respect to the restricted stock included in the number of shares listed opposite each person’s name in the table above, subject to the terms of the documents relevant to each restricted stock award: Mr. Bayardo – 22,667 shares; Mr. Boren – 10,556 shares; Mr. Bott – 84,618 shares; Mr. Eissenstat – 42,578 shares; Mr. Grant – 8,056 shares; Mr. Hamm – 226,065 shares; Mr. Hart – 69,308 shares; Mr. Hume – 79,000 shares; Mr. McCain – 8,056 shares; Mr. McNabb – 10,000 shares; Mr. Monroe – 8,616 shares; Mr. Muncrief – 68,038 shares; Mr. Owen – 27,953 shares; Mr. Schafer – 10,000 shares; Mr. Stark – 65,665 shares; and all directors and executive officers as a group – 741,176 shares.
(2)	Based on total shares outstanding of 185,632,612 on March 27, 2013.
(3)	Includes 1,019,957 shares held by a limited liability company owned by Mr. Hume and his wife.
(4)	Includes 163,466 shares held by a limited liability company owned by Mr. Stark and his wife and 790 shares held through his daughter.

Section 16(a) Beneficial Ownership

Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC. We are required to disclose delinquent filings of reports by such persons during the year ended December 31, 2012.

Based on a review of the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that during the year ended December 31, 2012, all Section 16(a) filing requirements applicable to our executive officers, directors and 10% shareholders were met, except for reports which were not timely filed by Mr. Bayardo and Mr. Owen in connection with shares surrendered in satisfaction of the tax withholding resulting from a November 15, 2012 vesting of restricted stock applicable to each officer.

Proposal 2:

Approval of the Company’s 2013

Long-Term Incentive Plan

General

At the Annual Meeting, the shareholders will be asked to approve the Company’s 2013 Long-Term Incentive Plan (the “2013 Plan”). If approved, the 2013 Plan will be effective as of May 23, 2013. The Company believes implementing the 2013 Plan is advisable (i) in order to ensure the Company has an adequate number of shares available in connection with its compensation programs and (ii) to expand the types of awards available for grant in connection with the Company’s long-term incentive program. Shareholders are being asked to approve the 2013 Plan since Section 312.03(a) of the NYSE Listed Company Manual requires shareholder approval of equity compensation plans such as the 2013 Plan.

The Board recommends the shareholders vote “FOR” the approval of the 2013 Plan.

The use of stock-based awards under the 2013 Plan is expected to be a key element of the Company’s compensation program moving forward. The 2013 Plan will replace our 2005 Plan as the vehicle used to make long-term incentive awards. In October 2005 and as amended as of April 2006, the Board and shareholders adopted and approved the 2005 Plan. As of March 27, 2013, of the 5,500,000 shares of Common Stock authorized for issuance under the 2005 Plan, a total of 3,630,198 shares had been issued and were outstanding or delivered as restricted stock awards. If approved, the total number of shares of Common Stock initially available for issuance under the 2013 Plan will be 9,340,036, which includes (i) 7,500,000 new shares under the 2013 Plan, and (ii) 1,840,036 shares that remain available for issuance under the 2005 Plan as of March 27, 2013 that will be transferred from the 2005 Plan to the 2013 Plan (the number of shares initially available for issuance under the 2013 Plan is referred to herein as the “2013 Reserved Shares”). In addition, shares subject to existing awards that are outstanding under the 2005 Plan, up to a maximum amount of 500,000 shares, will be available for issuance under the 2013 Plan to the extent such shares are forfeited or terminated or withheld in full or partial payment of the tax withholding applicable to an award under the 2005 Plan (referred to herein as the “2005 Plan Forfeitable Shares”). Together the 2013 Reserved Shares and the 2005 Plan Forfeitable Shares total 9,840,036 shares, which represent the maximum number of shares that may be issued under the 2013 Plan (referred to herein as the “2013 Plan Maximum Number of Shares”). The closing market price of our Common Stock as of March 27, 2013, was $87.56 per share, as reported on the NYSE.

The 2013 Plan is a broad-based plan under which the Company may grant awards to all employees, including officers of the Company and its subsidiaries and to non-employee members of the Board and consultants. The Company believes approval of the 2013 Plan will give it the flexibility to continue to make stock-based grants and other awards permitted under the 2013 Plan over the next six years in amounts determined appropriate by the Compensation Committee, which is expected to administer the 2013 Plan (as discussed more fully below). While the Company currently expects the 2013 Plan Maximum Number of Shares will provide an adequate number of shares in connection with the Company’s compensation programs for the next six years, this timeline is an estimate used by the Company in determining to ask shareholders to approve the issuance of 7,500,000 new shares under the 2013 Plan, as future circumstances may require the Company to change its expected equity grant practices. These circumstances may include, but are not limited to, the future price of our shares, award levels/amounts and hiring activity during the next few years.

The 2013 Plan will allow the Company to use, if desired, a variety of equity compensation alternatives in structuring compensation arrangements for the Company’s personnel. While the Company is aware of the potential dilutive effect of compensatory equity awards, it also recognizes the significant motivational and performance benefits that may be achieved from making such awards. The 2013 Plan will not be implemented unless approved by shareholders. If the 2013 Plan is not approved by the Company’s shareholders, the 2005 Plan will remain in effect in its present form, and we will continue to grant awards thereunder until our share reserve under the 2005 Plan is exhausted, which we would expect to occur in 2015, based on current expected equity grant practices (noting again that the 2005 Plan share reserve could last for a longer or shorter period of time, depending on our future equity grant practices, which we cannot predict with certainty). However, no awards can be made under the 2005 Plan after October 2, 2015.

As of March 27, 2013, the total number of shares of the Company’s outstanding Common Stock was 185,632,612. The Company’s current dilution (which is the number of shares available for grant under the 2005 Plan, divided by the total number of shares of the Company’s Common Stock outstanding) is approximately 0.99%. If the 2013 Plan is approved, the potential dilution from issuances authorized under the 2013 Plan will increase to approximately 5.3%.

In addition, although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully tax-deductible, the 2013 Plan is also intended to allow us to provide performance-based compensation that will be tax-deductible by us without regard to the limits of Section 162(m) of the Code. As a result, we are asking our shareholders as part of this proposal to approve the list of performance criteria that may be used for purposes of granting awards intended to qualify as performance-based compensation under the Code, in the event we choose to seek to structure compensation in a manner that will satisfy the performance-based compensation exception to Section 162(m). For additional information relating to Section 162(m), please refer to the discussion under the heading “-Performance Awards and Annual Incentive Awards” in the summary of the terms of the 2013 Plan below.

The following is a summary of the material features of the 2013 Plan. The table and summary description appearing below are not a complete description of all provisions of the 2013 Plan and each are qualified in their entirety by reference to the complete text of the 2013 Plan, which is attached to this proxy statement as Appendix A and is incorporated by reference in this proposal. We intend to file with the SEC a Registration Statement on Form S-8 covering the shares of the Company’s Common Stock issuable under the 2013 Plan, if approved by shareholders.

2013 Plan Summary Table

The table appearing below summarizes some of the most important features of the 2013 Plan.

Plan Provision	2013 Plan
Eligibility	Awards (as defined below) under the 2013 Plan may be granted to all employees and consultants of the Company and its subsidiaries and to non-employee members of the Board
Types of Awards Available for Grant	The following types of Awards may be granted under the 2013 Plan (each as defined below): (i) Incentive Options; (ii) Nonstatutory Options; (iii) SARs; (iv) Restricted Stock Awards; (v) Bonus Stock Awards; (vi) Restricted Stock Units; (vii) Dividend Equivalents; (viii) Performance Awards, (ix) Annual Incentive Awards; (x) Other Bonus Awards, or (xi) any combination of such Awards
Option/SAR Exercise Price	The exercise price applicable to Incentive Options, Nonstatutory Options and SARs awarded under the 2013 Plan may not be less than the fair market value of a share of our Common Stock on the date of grant

Plan Provision	2013 Plan
Aggregate Shares That May Be Issued Pursuant to Plan	If approved, the total number of shares of Common Stock initially available for issuance under the 2013 Plan will be 9,340,036, which includes (i) 7,500,000 new shares under the 2013 Plan, and (ii) 1,840,036 shares that remain available for issuance under the 2005 Plan as of March 27, 2013 that will be transferred from the 2005 Plan to the 2013 Plan. In addition, shares subject to existing awards outstanding under the 2005 Plan will be available for issuance under the 2013 Plan, up to a maximum amount of 500,000 shares, to the extent such shares are forfeited, terminated or withheld in full or partial payment of the tax withholding applicable to an award under the 2005 Plan.
Individual Limits on Awards

Annual per employee limit for Incentive Options, Nonstatutory Options and/or SARs: 250,000 shares;

Annual per employee limit for Restricted Stock Awards, Restricted Stock Units and/or Performance Awards: 250,000 shares;

Annual per employee limit for Annual Incentive Awards of $10,000,000

Vesting	Vesting of Awards will be determined on a grant-by-grant basis
Change of Control Provisions	Upon a Change of Control Event (as such term is defined in the 2013 Plan), all Awards held by Participants (as defined below) will be immediately vested, fully earned and exercisable, unless provided otherwise in the applicable Award agreement.
Effective Period	If approved by shareholders, from May 23, 2013 until May 22, 2023.

Description of the 2013 Plan

The purpose of the 2013 Plan is to provide a means to enhance the profitable growth of the Company and its subsidiaries by attracting and retaining employees and consultants of the Company and its subsidiaries and non-employee members of the Board through affording such individuals a means to acquire and maintain stock ownership or Awards, the value of which is tied to the performance of our Common Stock. The 2013 Plan also provides additional incentives and reward opportunities designed to strengthen such individuals’ concern for the welfare of the Company and their desire to remain in its employ. The 2013 Plan seeks to achieve this purpose by permitting grants of (i) incentive stock options (“Incentive Options”), (ii) options that do not constitute incentive stock options (“Nonstatutory Options,” and together with Incentive Options, “Options”), (iii) stock appreciation rights (“SARs”), (iv) restricted stock awards (“Restricted Stock Awards”), (v) bonus stock awards (“Bonus Stock Awards”), (vi) restricted stock units (“Restricted Stock Units”), (vii) dividend equivalents (“Dividend Equivalents”), (viii) performance awards (“Performance Awards”), (ix) annual incentive awards (“Annual Incentive Awards”), (x) other stock-based or cash awards (“Other Bonus Awards”), or (xi) any combination of such awards (collectively, the foregoing are referred to as “Awards”). See “- Securities To Be Offered.” If approved by shareholders, the 2013 Plan will be effective until May 22, 2023.

The 2013 Plan, in part, is intended to qualify under the provisions of Section 422 of the Code. The 2013 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Administration of the 2013 Plan

If the 2013 Plan is approved, the Board will appoint the Compensation Committee to administer the 2013 Plan pursuant to its terms and all applicable state, federal, or other rules or laws, except in the event the Board chooses to take action under the 2013 Plan. Unless otherwise limited by the 2013 Plan, the Compensation Committee has broad discretion to administer the 2013 Plan, interpret its provisions, and adopt policies for implementing the 2013 Plan. This discretion includes the power to determine when and to whom Awards will be granted, determine the amount of such Awards (measured in cash, shares of Common Stock or as otherwise designated), prescribe and interpret the terms of each Award agreement (the terms of which may vary), delegate duties under the 2013 Plan, terminate, modify or amend the 2013 Plan (except for certain amendments which require shareholder approval under the 2013 Plan as described below), and execute all other responsibilities permitted or required under the 2013 Plan.

Persons Who May Participate in the 2013 Plan

Individuals who provide services to the Company or its subsidiaries, including non-employee directors of and consultants for the Company (each such person is referred to herein as an “Eligible Person”), and who are designated by the Compensation Committee to receive an Award under the 2013 Plan will be a “Participant.” An employee on leave of absence may be considered still employed by the Company or a subsidiary for purposes of determining eligibility for participation under the 2013 Plan. Any individual granted an Award which remains outstanding under the 2013 Plan, including an individual who is no longer an Eligible Person, will continue to be a Participant for purposes of the 2013 Plan. The Company currently has six non-employee directors, 13 officers (including nine executive officers) and approximately 750 other employees who are eligible to participate in the 2013 Plan.

Maximum Number of Shares Subject to Award

Awards made pursuant to the terms of the 2013 Plan will be subject to any limitations imposed by the Compensation Committee. No Award may be granted if the number of shares of Common Stock to be delivered in connection with the Award exceeds the number of shares which remain available under the 2013 Plan minus the number of shares issuable in settlement of or relating to outstanding Awards under the 2013 Plan. Additionally, in each calendar year, during any part of which the 2013 Plan is in effect, an employee eligible to participate in the 2013 Plan may not be granted: (i) Awards of Options and/or SARs relating to more than 250,000 shares of Common Stock, subject to adjustment in a manner consistent with the other provisions of the 2013 Plan; (ii) Restricted Stock Awards, Restricted Stock Units and/or Performance Awards of more than 250,000 shares of Common Stock, subject to adjustment in a manner consistent with the other provisions of the 2013 Plan; and (iii) Annual Incentive Awards having a value determined on the date of grant in excess of $10,000,000.

Securities to be Offered

Shares Subject to the 2013 Plan.  If shareholders approve this proposal, the maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the 2013 Plan shall not exceed 2013 Plan Maximum Number of Shares (subject to any adjustment permitted under the 2013 Plan due to recapitalization, reorganization or similar event), and the total number of shares of Common Stock received and available for delivery in connection with Incentive Options under the 2013 Plan will not exceed 7,500,000 shares.

Shares of Common Stock subject to an Award under the 2013 Plan that expires or is canceled, forfeited, surrendered, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock Awards and (ii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations associated with any Award, will again be available for Awards under the 2013 Plan, except that the following shares will not again be available for Awards: (A) shares withheld, or otherwise tendered by Participants, as full or partial payment for the exercise of Options; and (B) shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs. The Common Stock subject to Awards pursuant to the 2013 Plan may be authorized but unissued shares, shares held by the Company in treasury, or shares reacquired by the Company, including shares that have been bought on the open market. The fair market value of the Common Stock on a given date will be the closing price of a share of Common Stock as reported by the NYSE on the day for which fair market value is to be determined, or if there was no sale of Common Stock on that day, the most recent date on which shares of Common Stock were sold preceding the date with respect to which the fair market value determination is made. There are no fees, commissions or other charges applicable to a purchase of Common Stock under the 2013 Plan.

Awards

Stock Options.  The Company may grant Nonstatutory Options to Eligible Persons and Incentive Options, which comply with Section 422 of the Code, only to employees of the Company and its subsidiaries. Except as set forth below, the exercise price of each Option granted under the 2013 Plan will be stated in the Option agreement, may vary between individuals and between grants and will be at least equal to the fair market value of the Common Stock on the date of grant. With respect to a grant of an Incentive Option that complies with Section 422 of the Code, the Eligible Person must be an employee of the Company or one of its corporate subsidiaries and may not own stock possessing more than 10% of the total combined voting power or value of all classes of stock of the Company or a subsidiary unless, at the time the Incentive Option is granted, the exercise price of the Incentive Option is at least 110% of the fair market value of the Common Stock underlying the Incentive Option and such option is not exercisable more than five years from the date of grant. Any Incentive Option that fails to comply with Section 422 of the Code for any reason will result in the reclassification of the Option as a Nonstatutory Option, which will be exercisable as such. The Compensation Committee will determine, among other things, the methods and form of payment for the exercise price of an Option (including, in the discretion of the Compensation Committee, cash, payment in Common Stock, by net issue exercise or any combination of the foregoing), the times at which an Option may be exercised and the expiration of an Option Award. The maximum term of any Option will be ten years.

SARs. SARs may be granted to any Eligible Person. An SAR is the right to receive an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over the grant price of the SAR, as determined by the Compensation Committee, which shall not be less than the fair market value of the Common Stock on the date of grant. SARs may be awarded in connection with or separate from an Option. An SAR granted in connection with an Incentive Option will be subject to terms similar to those applicable to Incentive Options described above. SARs awarded in connection with an Option will require the holder, upon exercise, to surrender the related Option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered Option or portion thereof will then cease to be exercisable. The term of an SAR will be for a period determined by the Compensation Committee, but will not exceed ten years. SARs may be paid in cash, Common Stock or a combination of cash and Common Stock, as provided in the Award agreement governing the SAR.

Restricted Stock and Bonus Stock Awards.  Restricted Stock and Bonus Stock Awards may be granted to any Eligible Person. A Restricted Stock Award is a grant of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Restricted Stock Awards require the recipient to remain in the employment of, or provide services to, the Company for a specified period of time (referred to herein as the “Restricted Period”). Restrictions, including the Restricted Period, may lapse at such times and under such circumstances as determined by the Compensation Committee. Except as otherwise provided under the terms of the 2013 Plan or an Award agreement, the holder of a Restricted Stock Award may have rights as a shareholder, including the right to vote the Common Stock subject to the Restricted Stock Award or to receive dividends on the Common Stock subject to the Restricted Stock Award (and subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). As a condition of a Restricted Stock Award grant, the Compensation Committee may require or permit a Participant to elect that any cash dividends paid on a share of Common Stock subject to a Restricted Stock Award be automatically reinvested in additional shares of restricted stock, applied to the purchase of additional Awards under the 2013 Plan or deferred without interest to the date of vesting of the associated Restricted Stock Award. Unless otherwise determined by the Compensation Committee, Common Stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, will be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock Award with respect to which such Common Stock or other property has been distributed. Restricted stock may not be sold, transferred, pledged, exchanged, hypothecated or otherwise disposed of during the Restricted Period.

Each Bonus Stock Award granted to an Eligible Person will constitute a transfer of unrestricted shares of Common Stock on terms and conditions determined by the Compensation Committee. Bonus Stock Awards must be made in shares of Common Stock and need not be subject to performance criteria, objectives or forfeiture.

Restricted Stock Units.  Restricted Stock Units may be granted to any Eligible Person. Restricted Stock Units are rights to receive Common Stock, cash, or a combination of both at the end of a specified period. The Compensation Committee may subject Restricted Stock Units to restrictions (which may include a risk of forfeiture) to be specified in the Award agreement and those restrictions may lapse at such times as determined by the Compensation Committee. Restricted Stock Units may be satisfied by delivery of Common Stock, cash equal to the fair market value of the specified number of shares of Common Stock covered by the Restricted Stock Units, or any combination thereof determined by the Compensation Committee at the date of grant or thereafter. Dividend Equivalents on the specified number of shares of Common Stock covered by Restricted Stock Units will be either (i) paid with respect to such Restricted Stock Units on the dividend payment date in cash or in shares of unrestricted Common Stock having a fair market value equal to the amount of such dividends, or (ii) automatically deemed reinvested in additional Restricted Stock Units, unless otherwise determined by the Compensation Committee on the date of grant.

Dividend Equivalents.  Dividend Equivalents may be granted to any Eligible Person, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments at the discretion of the Compensation Committee. Dividend Equivalents may be awarded on a freestanding basis or in connection with another Award. The Compensation Committee may provide that Dividend Equivalents will be payable or distributed when accrued or that they will be deemed reinvested in additional Common Stock, Awards, or other investment vehicles. The Compensation Committee will specify any restrictions on transferability and risks of forfeiture imposed upon Dividend Equivalents.

Performance Awards and Annual Incentive Awards.  Performance Awards may be granted to Eligible Persons and Annual Incentive Awards may be granted to employees of the Company and its subsidiaries. A Performance Award is any Award, the grant, exercise or settlement of which is subject to one or more performance standards, that may also be designed to qualify as “performance-based compensation” as defined in Section 162(m) of the Code. An Annual Incentive Award is a conditional right to receive a cash payment, shares of Common Stock, or other Awards, after the end of a specified year or other period, which is subject to one or more performance standards and which may or may not also be designed to qualify as “performance-based compensation” as defined in Section 162(m) of the Code. The Compensation Committee may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except for any Performance Award or Annual Incentive Award intended to qualify under Section 162(m) of the Code (in which case discretion may be used to decrease, but not increase the amount of the Award).

The Compensation Committee will determine whether specific awards are intended to constitute “performance-based compensation,” for purposes of Section 162(m) and even if shareholders approve the performance criteria set forth in the 2013 Plan for purposes of the “performance based compensation” exception, the Compensation Committee may determine to pay compensation that is not “performance based compensation” under Section 162(m) and not deductible by reason thereof. To qualify as “performance based compensation,” the applicable performance criteria will be selected from the list below in accordance with the requirements of Section 162(m). Section 162(m) imposes a $1 million cap on the compensation deduction the Company may take in respect of compensation paid to our Chief Executive Officer and our next three most highly compensated employees (other than our Chief Financial Officer). However, compensation that qualifies as “performance based compensation” is excluded from the calculation of the $1 million cap, and thus remains deductible. In order to constitute “performance based compensation” under Section 162(m), in addition to certain other requirements, the relevant amounts must be payable only upon the attainment of pre-established, objective performance goals set by our Compensation Committee and linked to shareholder approved performance criteria. To allow the Compensation Committee to qualify awards as “performance based compensation,” we are seeking shareholder approval of the 2013 Plan and the material terms of the performance goals applicable to Performance Awards and Annual Incentive Awards under the 2013 Plan. Such performance criteria are as follows: (i) earnings per share; (ii) increase in revenues; (iii) increase in cash flow; (iv) increase in cash flow from operations; (v) increase in cash flow return; (vi) return on net assets; (vii) return on assets; (viii) return on investment; (ix) return on capital; (x) return on equity; (xi) economic value added; (xii) operating margin; (xiii) contribution margin; (xiv) net income; (xv) net income per share; (xvi) pretax earnings; (xvii) pretax earnings before interest, depreciation and amortization; (xviii) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (xix) total shareholder return; (xx) debt reduction; (xxi) market share; (xxii) change in fair market value of the Common Stock; (xxiii) operating income; (xxiv) reserve additions/replacements; (xxv) reduction of finding and development costs; (xxvi) increase in production volume; (xxvii) decrease in production costs; (xxviii) earnings before interest, taxes, depreciation and amortization (“EBITDA”); (xxix) reduction in general and administrative expenses; (xxx) debt to equity ratio; (xxxi) debt to cash flow ratio; (xxxii) debt to EBITDA ratio; (xxxiii) profit margin; and (xxxiv) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Compensation Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a selected group of comparable companies.

Achievement of performance goals can be measured over a performance period of up to ten years as specified by the Compensation Committee. Performance goals must be established by the Compensation Committee not later than 90 days after the beginning of any performance period applicable to a Performance Award or Annual Incentive Award or at such other date as may be required or permitted by Section 162(m) of the Code. In addition, the Compensation Committee will specify the circumstances in which the Performance Awards and/or Annual Incentive Awards, as applicable, shall be paid or forfeited in the event of termination of employment by a Participant prior to the end of a performance period or settlement of a Performance Award and/or Annual Incentive Award, as applicable.

In connection with Performance Awards and/or Annual Incentive Awards, the Compensation Committee may establish a performance award pool, which will be an unfunded pool, for the purpose of measuring the performance of the Company in connection with Performance Awards and/or Annual Incentive Awards. The amount of any such pool may be based on the achievement of a performance goal or goals based on one or more of the performance criteria listed above, as specified by the Compensation Committee. The Compensation Committee may specify the amount of the Performance Award and/or Annual Incentive Award pool as a percentage of any such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

After the end of a performance period applicable to a Performance Award or Annual Incentive Award, the Compensation Committee determines the amount, if any, payable to each Participant with respect to the Award.

Other Bonus Awards. Other Bonus Awards may be granted to any Eligible Person. Eligible Persons may be granted, subject to applicable legal limitations and the terms of the 2013 Plan, Other Bonus Awards related to Common Stock (in terms of being valued, denominated, paid or otherwise defined by reference to Common Stock). Such Other Bonus Awards may include, but are not limited to, convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Compensation Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified subsidiaries. The Compensation Committee will determine the terms and conditions of all such Other Bonus Awards, including without limitation, consideration to be paid, the timing and methods of payment, and any performance criteria associated with an Other Bonus Award. Cash Awards may be granted as an element of or a supplement to any Other Bonus Awards permitted under the 2013 Plan.

Other Provisions

Tax Withholding.  Unless otherwise paid by a Participant, the Company is entitled to deduct from any payment under the 2013 Plan the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or it may require the Participant to pay the Company the amount of any such tax as a condition of making a payment under the 2013 Plan. The Compensation Committee may allow a Participant to elect to pay the amount of taxes required by law to be withheld from the Award by (i) directing the Company to withhold from any payment of the Award shares of Common Stock having a fair market value equivalent to the amount of the tax payment; or (ii) delivering to the Company previously owned shares of Common Stock having a fair market value equivalent to the amount of the tax payment.

Merger or Recapitalization.  If any change is made to the Company’s capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, reorganization, consolidation, spin-off, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Common Stock, appropriate adjustments will be made by the Compensation Committee as to the number and price of shares subject to an Award under the 2013 Plan. In addition, the Compensation Committee may adjust the maximum number of shares available under the 2013 Plan, the maximum number of shares that may be issued in connection with various types of Awards under the 2013 Plan, and the maximum number of shares that may be subject to Awards granted to any one individual. The Compensation Committee also has the ability to make appropriate adjustments to Awards and the number of shares of Common Stock subject to the 2013 Plan in the event the Company reclassifies its capital stock.

Change of Control Event.  Upon a Change of Control Event (as such term is defined in the 2013 Plan), all Awards held by Participants will be immediately vested, fully earned and exercisable, unless provided otherwise in the applicable Award agreement. Notwithstanding the foregoing, with respect to any Award subject to Section 409A of the Code and the guidance and regulations promulgated thereunder (referred to herein as the “Treasury Regulations”), a Change of Control Event for purposes of triggering the exercisability, settlement or other payment or distribution with respect to any such Award shall not be deemed to occur unless a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation,” as defined in Section 1.409A-3(i)(5) of the Treasury Regulations has also occurred. In addition, in the event a Change in Control Event occurs, the Compensation Committee may effect one or more of the following alternatives, which may vary among individual Participants and also among the Options or SARs held by a Participant: (i) accelerate the time at which such Awards may be exercised in full for a limited time on or before a specified date, after which all unexercised Awards of these types will terminate; (ii) require the mandatory surrender of such Awards as of a specified date in exchange for a cash payment for any excess value as determined under the terms of the 2013 Plan; and/or (iii) make adjustments to such Awards then outstanding to reflect the event in question as determined by the Compensation Committee in its sole discretion. In addition, upon the occurrence of a Change of Control Event, the Compensation Committee may require the mandatory surrender of Performance Awards and/or Annual Incentive Awards in exchange for a cash payment equal to the maximum value of the applicable Award, prorated to reflect any decrease in the performance or vesting period as a result of the mandatory surrender.

Amendment.  Without shareholder or Participant approval, the Board may amend, alter, suspend, discontinue or terminate the 2013 Plan or the Compensation Committee’s authority to grant Awards under the 2013 Plan, except that any amendment or alteration to the 2013 Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders not later than the next annual meeting if shareholder approval is required by any state or federal law or regulation or the rules of the NYSE. The Board may otherwise, in its discretion, determine to submit other such changes to the 2013 Plan to shareholders for approval; provided, that without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award. The Compensation Committee may, except as otherwise provided in the 2013 Plan, waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto; provided, that without the consent of an affected Participant, no such Compensation Committee action may materially and adversely affect the rights of such Participant under such Award.

Transferability of Awards.  In accordance with any rules it may prescribe, the Compensation Committee may authorize all or a portion of Nonstatutory Options to be granted to an Eligible Person on terms which permit transfer by such Participant to: (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order; (ii) the spouse, children or grandchildren of the Participant (“Immediate Family Members”); (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members; or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. Other than as described above, Awards will not be transferable other than by will or the laws of descent and distribution or with the Compensation Committee’s advance approval, which may be given or withheld in the Compensation Committee’s sole discretion.

Federal Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the U.S. federal tax consequences to Participants arising from participation in the 2013 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of Participants in the 2013 Plan may vary depending on the particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences.

Incentive Options; Nonstatutory Options; SARs.  Participants will not realize taxable income upon the grant of a Nonstatutory Option or an SAR. Upon the exercise of a Nonstatutory Option or SAR, a Participant will recognize ordinary compensation income (subject to withholding by the Company in the case of a Participant who is an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the Common Stock received, over (ii) the exercise price (if any) paid therefor. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of an SAR, or pursuant to the cash exercise of a Nonstatutory Option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “—Tax Code Limitations on Deductibility” below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The Common Stock must be held for more than twelve months in order to qualify for long-term capital gain treatment.

Participants eligible to receive an Incentive Option will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Stock. However, if a Participant disposes of ISO Stock not held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Stock at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess will ordinarily constitute a capital loss.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Stock. If a Participant makes a Disqualifying Disposition, the Company (or a subsidiary) will then, subject to the discussion below under “—Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a Nonstatutory Option or Incentive Option, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of shares of previously held Common Stock surrendered therefor in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The 2013 Plan allows the Compensation Committee to permit the transfer of Awards in limited circumstances. See “—Other Provisions—Transferability of Awards.” For income and gift tax purposes, certain transfers of Nonstatutory Options generally should be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service (the “IRS”) has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce). However, the IRS has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if the Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2013, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options is uncertain and the gift tax implication of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock Awards; Restricted Stock Units; Cash Awards.  A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. A Participant will not have taxable income at the time of grant of a stock Award in the form of Restricted Stock Units denominated in Common Stock, but rather, will generally recognize ordinary compensation income at the time he receives Common Stock in satisfaction of the Restricted Stock Units in an amount equal to the fair market value of the Common Stock received. In general, a Participant will recognize ordinary compensation income as a result of the receipt of Common Stock pursuant to a Restricted Stock Award or Bonus Stock Award in an amount equal to the fair market value of the Common Stock when such stock is received; provided, however, that if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the Common Stock (i) when the Common Stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make an valid election under Section 83(b) of the Code or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above with respect to Common Stock or cash received. Dividends or Dividend Equivalents received by a Participant prior to the time the Common Stock is taxed to the Participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the Common Stock received by a Participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

Subject to the discussion immediately below, the Company (or a subsidiary) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Code Limitations on Deductibility.   In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the 2013 Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the 2013 Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the Award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the Compensation Committee. Performance-based Awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such Awards relate to shares of Common Stock which exceed a specified limitation or, alternatively, the performance-based Awards may not result in compensation, for a Participant, in a given period which exceeds a specified limitation. Under the terms of the 2013 Plan, a Participant who receives an Award or Awards intended to satisfy the performance-based exception to the $1,000,000 deductibility limitation may not receive performance-based Awards relating to more than (i) 250,000 shares of Common Stock in the case of Options and/or SARs (subject to adjustment in a manner consistent with the other provisions of the 2013 Plan); (ii) 250,000 shares of Common Stock in the case of Restricted Stock Awards, Restricted Stock Units and/or Performance Awards (subject to adjustment in a manner consistent with the other provisions of the 2013 Plan); or (iii) with respect to Annual Incentive Awards, $10,000,000, in any given fiscal year. Although the 2013 Plan has been drafted to satisfy the requirements for the performance-based compensation exception, the Company may determine that it is in its best interests not to satisfy the requirements for the exception. See “Awards—Performance Awards.”

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF U.S. FEDERAL INCOME TAXATION WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2013 PLAN. IT IS NOT AND DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH ANY ELIGIBLE PARTICIPANT MAY RESIDE.

Grants to Certain Persons

The Awards, if any, made to Eligible Persons under the 2013 Plan are subject to the discretion of the Compensation Committee, and thus the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future to its executive officers, employees, directors and consultants under the 2013 Plan. Therefore, the New Plan Benefits Table is not provided.

We have not made any grants of options under our 2005 Plan and we do not currently have any option grants outstanding. During 2012, we made the awards of restricted stock described above under “Executive Compensation and Other Information – Grants of Plan Based Awards” to our NEOs under the 2005 Plan, and we did not make any grants under the 2005 Plan to our non-employee directors. During 2012, we awarded an aggregate of 383,945 shares of restricted stock to all of our current executive officers as a group and an aggregate of 532,083 shares of restricted stock to all employees (excluding grants to our executive officers) as a group.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information as of December 31, 2012 relating to equity compensation plans:

	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Remaining Shares Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders	—	$—	1,867,967
Equity Compensation Plans Not Approved by Shareholders	—	—	—

(1)	At December 31, 2012, 1,867,967 shares were available for issuance under the 2005 Plan. In October 2005 and as amended in April 2006, the Board and shareholders adopted and approved the 2005 Plan. The material features of the 2005 Plan are described in Amendment No. 8 to our Registration Statement on Form S-1, filed with the SEC on May 10, 2007.

Proposal 3:

Ratification of Selection of

Independent Registered Public

Accounting Firm

General

The Audit Committee has directed us to submit the selection of our independent registered public accounting firm for ratification by the shareholders at the Annual Meeting. Neither our Bylaws nor other governing documents or law require shareholder ratification of the selection of Grant Thornton as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Grant Thornton to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the year if it determines such a change would be in our and our shareholders’ best interest.

The Board recommends the shareholders vote “FOR” the ratification of the selection of Grant Thornton as our independent registered public accounting firm for the year ending December 31, 2013.

Audit Committee Report

In accordance with its written charter adopted by the Board, the Audit Committee of the Board assists the Board in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing, and financial reporting practices. The Audit Committee’s charter can be found in the Corporate Governance section of our website at www.clr.com. A printed copy of the charter will be made available to any shareholder who requests it from our Secretary.

The Audit Committee reviewed and discussed our audited financial statements as of and for the fiscal year ended December 31, 2012, with the independent auditor, with and without management present. Management has the primary responsibility for our financial statements and the overall reporting process, including assuring we develop and maintain adequate financial controls and procedures for monitoring and assessing compliance with those controls and procedures, including internal control over financial reporting. Our independent auditor is responsible for auditing the annual financial statements prepared by management, expressing an opinion as to whether those financial statements fairly present our financial position, results of operations and cash flows in conformity with generally accepted accounting principles, and discussing with the Audit Committee any issues it believes should be raised.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditor a formal written statement describing all relationships between the auditor and us that might bear on the auditor’s independence consistent with applicable requirements of the Public Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the auditor any relationships that may impact its objectivity and independence, and satisfied itself as to the auditor’s independence. The independent auditor reviewed its audit plans, audit scope, and identification of audit risks with the Audit Committee. The Audit Committee also discussed with management and the independent auditor the quality and adequacy of our internal controls.

The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 114, “The Auditor’s Communication With Those Charged With Governance.”

Based on the above-mentioned review and discussions with management and the independent auditor, the Audit Committee recommended to the Board and the Board approved the Audit Committee’s recommendation that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC. The Audit Committee also recommended to the Board and the Board approved the reappointment of the independent auditor for 2013.

The preceding report is presented by the members of the Audit Committee.

/s/ Mark E. Monroe Mark E. Monroe Committee Chairman	/s/ Robert J. Grant Robert J. Grant Committee Member	/s/ Lon McCain Lon McCain Committee Member	/s/ John T. McNabb, II John T. McNabb, II Committee Member

Audit and Other Fees

Grant Thornton served as our independent registered public accounting firm during 2012 and 2011. The aggregate fees billed by Grant Thornton for the years ended December 31, 2012 and 2011 for various services are set forth below:

	2012 ($)	2011 ($)
Audit Fees	$641,118	$577,598
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$641,118	$577,598

Fees for audit services include fees associated with our annual consolidated audits, the review of our quarterly reports on Form 10-Q, Sarbanes Oxley Act compliance review and services normally provided by the accounting firm in connection with statutory or regulatory filings. Audit fees for 2011 include amounts paid in connection with our public offering and sale of common stock in March 2011, for services associated with the preparation of comfort letters and assistance with and review of documents filed with the SEC. Audit fees for 2012 include amounts paid in connection with our issuance and registration of 5% Senior Notes due 2022, for services associated with the preparation of comfort letters and consents and assistance with and review of documents filed with the SEC.

As necessary, the Audit Committee considers whether the provision of non-audit services by Grant Thornton is compatible with maintaining auditor independence and has adopted a policy that requires pre-approval of all audit and non-audit services. Such policy requires the Audit Committee to approve services and fees in advance and requires documentation regarding the specific services to be performed. All 2012 audit fees were approved in advance in accordance with the Audit Committee’s policies.

Attendance at Annual Meeting

Representatives of Grant Thornton are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Annual Report To Shareholders

Our Annual Report to Shareholders for the year ended December 31, 2012, including audited financial statements, accompanies this proxy statement. The Annual Report is not incorporated by reference into this proxy statement or deemed to be a part of the materials for the solicitation of proxies.

Copies of the exhibits omitted from the enclosed Annual Report on Form 10-K are available to shareholders without charge upon written request to our Secretary at 20 N. Broadway, Oklahoma City, Oklahoma 73102.

Shareholders Sharing

the Same Address

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement, annual report or Notice of Internet Availability may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of our annual report, proxy statement and/or Notice of Internet Availability to you if you call or write us at the following address or phone number. Continental Resources, Inc., 20 N. Broadway, Oklahoma City, Oklahoma 73102, Attn: Secretary, (405) 234-9000. If you would like to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Shareholder Approval Of Executive

Compensation

At the 2011 Annual Meeting, shareholders approved a non-binding proposal to hold an advisory vote on the compensation of our named executive officers on a triennial basis. Accordingly, it is anticipated the next such advisory vote will take place at the 2014 Annual Meeting of Shareholders.

Proposals Of Shareholders

The Board will consider properly presented proposals of shareholders intended to be presented for action at the Annual Meeting. Such proposals must comply with the applicable requirements of the SEC and our Bylaws. Under our Bylaws a matter can properly be brought before an annual meeting by a shareholder of the Company who is a shareholder of record at the time notice of the proposal is given and who is entitled to vote at such annual meeting. The proposing shareholder must give timely notice of his proposal in writing to the Secretary of the Company and satisfy the other requirements set forth in the Bylaws. To be timely, a shareholder’s notice shall be delivered to or mailed and received at the principal executive offices of the Company at 20 N. Broadway, Oklahoma City, Oklahoma 73102 not later than ninety (90) days or more than one hundred twenty (120) days prior to the one year anniversary date of the preceding year’s annual meeting of shareholders of the Company; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, to be timely, a shareholder’s notice must be so delivered not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. A shareholder’s notice to the Secretary shall set forth as to each matter: (a) a brief description of the business desired to be brought before the annual meeting (which, if the proposal is for any alteration, amendment, rescission or repeal of the Company’s Certificate of

Incorporation or Bylaws, shall include the text of the resolution which will be proposed to implement the same); (b) the reasons for conducting such business at the annual meeting; (c) the identity of any beneficial owner or owners on whose behalf the proposal is being made; (d) the name and address, as they appear on the Company’s books, of the shareholder proposing such business and the name and address of any beneficial owner on whose behalf he or she may by acting; (e) the acquisition date, the class and the number of shares of voting stock of the Company which are owned beneficially by the shareholder and by any beneficial owner on whose behalf he or she may be acting; (f) any material interest of the shareholder in such business; (g) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of such shareholder or any beneficial owner on whose behalf he or she may be acting, or any other agreement, arrangement or understanding (including any derivative or short positions, profit interests, options or borrowed or loaned shares) has been made, the effect or intent of which is to manage the risk or benefit of share price changes in the stock price of the Company for such shareholder or beneficial owner, to mitigate loss with respect to any share of stock of the Company, or to increase or decrease the voting power of such shareholder or beneficial owner with respect to any share of the stock of the Company; (h) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; (i) a representation such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting; and (j) an undertaking by the shareholder giving the notice to update the information required pursuant to this paragraph as of the record date for the meeting promptly following the later of the record date for the meeting or the date notice of the record date is first publicly disclosed.

A shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be included in our proxy statement relating to the 2014 Annual Meeting must be received no later than December 11, 2013. For a proposal to be considered for presentation at the 2014 Annual Meeting, although not included in the proxy statement for such meeting, it must be received within the time period set forth in our Bylaws as described above. In addition, the proxy solicited by the Board for the 2014 Annual Meeting will confer discretionary authority to vote on any such shareholder proposal presented at the 2014 Annual Meeting unless we are provided with notice of such proposal no later than ninety days prior to the date of the 2014 Annual Meeting.

Other Matters

Our Board does not know of any other matters to be presented for action at the Annual Meeting other than those listed in the Notice of Meeting and referred to herein. If any other matters properly come before the Annual Meeting or any adjournment thereof, it is intended the proxy solicited hereby be voted as to any such matter in accordance with the recommendations of our Board.

APPENDIX A

CONTINENTAL RESOURCES, INC.

2013 LONG-TERM INCENTIVE PLAN

ARTICLE I

PURPOSE

SECTION 1.1 Purpose. This Continental Resources, Inc. 2013 Long-Term Incentive Plan (the “Plan”) is established by Continental Resources, Inc., an Oklahoma corporation (the “Company”) to create incentives which are designed to motivate Participants to put forth maximum effort toward the success and growth of the Company and to enable the Company to attract and retain experienced individuals who by their position, ability and diligence are able to make important contributions to the Company’s success. Toward these objectives, the Plan provides for the grant of Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Annual Incentive Awards, Dividend Equivalents and Other Bonus Awards to Eligible Employees and the grant of Nonqualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Dividend Equivalents and Other Bonus Awards to Consultants and Eligible Directors, subject to the conditions set forth in the Plan and as such capitalized terms are defined below.

SECTION 1.2 Establishment. The Plan was adopted by the Board and shall be effective on May 23, 2013, the date approved by the Company’s shareholders (the “Effective Date”). The Plan is effective from the Effective Date until May 22, 2023, unless earlier terminated pursuant to the provisions Section 12.1. Notwithstanding any termination of the Plan, the Plan shall continue in effect until all matters relating to the payment and administration of outstanding Awards have been settled but no Awards may be granted under this Plan after May 22, 2023.

ARTICLE II

DEFINITIONS

SECTION 2.1 “2005 Plan” means the Continental Resources, Inc. 2005 Long-Term Incentive Plan, as amended and restated.

SECTION 2.2 “Affiliated Entity” means any corporation, partnership, limited liability company or other form of legal entity in which a majority of the partnership or other similar interest thereof is owned or controlled, directly or indirectly, by the Company or one or more of its Subsidiaries or Affiliated Entities or a combination thereof. For purposes hereof, the Company, a Subsidiary or an Affiliated Entity shall be deemed to have a majority ownership interest in a partnership or limited liability company if the Company, such Subsidiary or Affiliated Entity shall be allocated a majority of partnership or limited liability company gains or losses or shall be or control a managing director or a general partner of such partnership or limited liability company.

SECTION 2.3 “Annual Incentive Award” means a conditional right granted to an Eligible Employee under Article IX of this Plan to receive a cash payment, shares of Common Stock, or another Award, unless otherwise determined by the Committee, after the end of a specified year or other period.

SECTION 2.4 “Award” means, individually or collectively, any Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Annual Incentive Award, Dividend Equivalent or Other Bonus Award granted under the Plan to an Eligible Employee or any Nonqualified Stock Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Dividend Equivalent or Other Bonus Award granted under the Plan to a Consultant or an Eligible Director pursuant to such terms, conditions, restrictions, and/or limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

SECTION 2.5 “Award Agreement” means any written instrument that establishes the terms, conditions, restrictions, and/or limitations applicable to an Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

SECTION 2.6 “Board” means the Board of Directors of the Company.

SECTION 2.7 “Bonus Stock Award” means an Award of unrestricted shares of Common Stock granted under Section 6.3.

SECTION 2.8 “Change of Control Event” means, except as otherwise provided in an Award Agreement, the occurrence of any of the following:

(i) The consummation of an agreement to acquire or a tender offer for beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) by any person, of 50% or more of either (x) the then outstanding shares of Common Stock (the “Outstanding Stock”) or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (i), the following acquisitions and transactions shall not constitute a Change of Control Event: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, (D) any acquisition by any entity pursuant to a transaction that complies with clauses (A), (B), and (C) of subsection (iii) below, or (E) any transaction in which Outstanding Stock or Outstanding Company Voting Securities are issued, sold or transferred to an Excluded Person;

(ii) Individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of the Board;

(iii) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or an acquisition of assets of another entity (a “Business Combination”), in each case, unless, following such Business Combination, all the following are true: (A) the Outstanding Stock and Outstanding Company Voting Securities immediately prior to such Business Combination represent or are converted into or exchanged for securities which represent or are convertible into more than 50% of, respectively, the then outstanding shares of common stock or common equity interests and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or other governing body, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity which as a result of such transaction owns the Company, or all or substantially all of the Company’s assets either directly or through one or more subsidiaries), (B) no person (excluding any employee benefit plan (or related trust) of the Company or the entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock or common equity interests of the entity resulting from such Business Combination, and (C) at least a majority of the members of the board of directors or similar governing body of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the definition above, with respect to any award subject to the limitations and requirements of section 409A of the Code and the guidance and regulations promulgated thereunder, a “Change of Control Event” for purposes of triggering the exercisability, settlement or other payment or distribution of such Award shall not occur unless a “change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation”, as defined in section 1.409A-3(i)(5) of the Treasury Regulations, has also occurred.

SECTION 2.9 “Change of Control Value” shall equal the amount determined in clause (a), (b) or (c), whichever is applicable, as follows: (a) the per share price offered to shareholders of the Company in any merger, consolidation, sale of assets or dissolution transaction, (b) the price per share offered to shareholders of the Company in any tender offer or exchange offer whereby a Change of Control Event takes place, or (c) if such Change of Control Event occurs other than pursuant to clause (a) or (b) of this Section 2.9, the fair market value per share of the shares into which Grants being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Grants. In the event that the consideration offered to shareholders of the Company in any transaction described in Section 11.3 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

SECTION 2.10 “Code” means the Internal Revenue Code of 1986, as amended. References in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

SECTION 2.11 “Committee” means the Compensation Committee of the Board, provided, however, that (a) with respect to (i) powers to grant and establish the terms of Awards to Eligible Directors and (ii) all other powers that are reserved to the Board under the Plan, and (b) to the extent the Board elects to administer this Plan, references to “Committee” shall be deemed to be references to Board.

SECTION 2.12 “Common Stock” means the common stock, par value $.01 per share, of the Company, and after any substitution, such other stock as shall be substituted therefore as provided in Article XI.

SECTION 2.13 “Company” means Continental Resources, Inc., an Oklahoma corporation.

SECTION 2.14 “Consultant” means any person who is engaged by the Company, a Subsidiary or an Affiliated Entity to render consulting or advisory services.

SECTION 2.15 “Covered Employee” means an individual designated by the Committee as likely to be a “covered employee” within the meaning of section 162(m) of the Code and the regulations thereunder (including Treasury Regulation §1.162-27 and any successor regulations thereto).

SECTION 2.16 “Date of Grant” means the date on which the grant of an Award is authorized by the Committee or such later date as may be specified by the Committee in such authorization.

SECTION 2.17 “Disability” means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. For purposes of this Plan, the determination of Disability shall be made in the sole and absolute discretion of the Committee.

SECTION 2.18 “Dividend Equivalent” means a right, granted to an Eligible Employee, a Consultant or an Eligible Director under Section 10.1, to receive cash, Common Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments.

SECTION 2.19 “EBITDA” means earnings before interest, taxes, depreciation and amortization.

SECTION 2.20 “Effective Date” means May 23, 2013.

SECTION 2.21 “Eligible Employee” means any employee of the Company, a Subsidiary, or an Affiliated Entity as approved by the Committee. An employee on leave of absence may be considered as still in the employ of the Company, a Subsidiary or an Affiliated Entity for purposes of eligibility for participation in this Plan.

SECTION 2.22 “Eligible Director” means any member of the Board who is not an employee of the Company, a Subsidiary or an Affiliated Entity.

SECTION 2.23 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

SECTION 2.24 “Excluded Person” means (i) Harold G. Hamm (“Hamm”), (ii) Hamm’s spouse (including any ex-spouse of Hamm pursuant to the terms of a domestic relations order), (iii) any of Hamm’s lineal descendants, (iv) Hamm’s guardian or other legal representative of Hamm or Hamm’s estate, (v) any trust of which at least one of the trustees is Hamm, or the principal beneficiaries of which are any one or more of the persons or entities described in clause (i) through (iv) above, (vi) any person or entity that is controlled by any one or more of the persons or entities described in clause (i) through (v) above, (vii) any group (within the meaning of the Exchange Act and the rules of the Securities and Exchange Commission thereunder) that includes one or more of the persons or entities described in clauses (i) through (vi) above, provided that such persons and entities described in clauses (i) through (vi) above control more than 50% of the voting power of such group.

SECTION 2.25 “Fair Market Value” means (A) during such time as the Common Stock is registered under section 12 of the Exchange Act, the closing price of the Common Stock as reported by an established stock exchange or automated quotation system on the day for which such value is to be determined, or, if no sale of the Common Stock shall have been made on any such stock exchange or automated quotation system that day, on the next preceding day on which there was a sale of such Common Stock, or (B) during any such time as the Common Stock is not listed upon an established stock exchange or automated quotation system, the mean between dealer “bid” and “ask” prices of the Common Stock in the over-the-counter market on the day for which such value is to be determined, as reported by the National Association of Securities Dealers, Inc., or (C) during any such time as the Common Stock cannot be valued pursuant to (A) or (B) above, the fair market value shall be as determined by the Committee in a manner that complies with section 409A of the Code, considering all relevant information including, by example and not by limitation, the services of an independent appraiser.

SECTION 2.26 “Grants” means, collectively, outstanding Options or SARs.

SECTION 2.27 “Immediate Family Members” means a Participant’s spouse, children or grandchildren.

SECTION 2.28 “Incentive Stock Option” means an Option intended to be and designed as an incentive stock option within the meaning of section 422 of the Code.

SECTION 2.29 “Incumbent Board” means the portion of the Board constituted of the individuals who are members of the Board as of the Effective Date and any other individual who becomes a director of the Company after the Effective Date and whose election or appointment by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board.

SECTION 2.30 “Nonqualified Stock Option” means an Option which is not an Incentive Stock Option.

SECTION 2.31 “Option” means an Award granted under Article V of the Plan and includes both Nonqualified Stock Options and Incentive Stock Options to purchase shares of Common Stock.

SECTION 2.32 “Other Bonus Awards” means Awards granted to an Eligible Employee, a Consultant or an Eligible Director under Section 10.2 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Common Stock, including cash Awards.

SECTION 2.33 “Participant” means an Eligible Employee, a Consultant or an Eligible Director to whom an Award has been granted under the Plan.

SECTION 2.34 “Performance Award” means a right, granted to an Eligible Employee, a Consultant or an Eligible Director under Article IX of the Plan, to receive Awards based upon performance criteria specified by the Committee.

SECTION 2.35 “Plan” means this Continental Resources, Inc. 2013 Long-Term Incentive Plan.

SECTION 2.36 “Recapitalization” means the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure.

SECTION 2.37 “Restricted Stock Award” means an Award of shares of Common Stock subject to a risk of forfeiture, restrictions on transferability and any other restrictions imposed by the Committee in its discretion granted to an Eligible Employee, a Consultant or an Eligible Director under Article VI of the Plan.

SECTION 2.38 “Restriction Period” means the specified period during which a Restricted Stock Award is subject to restrictions, including continued employment and service conditions and/or performance conditions, imposed by the Committee in its discretion.

SECTION 2.39 “Retirement” means the termination of an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity on or after attaining age 62.

SECTION 2.40 “RSU” means a right to receive Common Stock, cash, or a combination of both at the end of a specified period granted to an Eligible Employee, a Consultant or an Eligible Director under Article VIII of the Plan.

SECTION 2.41 “SAR” means a stock appreciation right, which is the right to receive an amount equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the grant price of the SAR, granted to an Eligible Employee, a Consultant or an Eligible Director under Article VII of the Plan.

SECTION 2.42 “Securities Act” means the Securities Act of 1933, as amended.

SECTION 2.43 “Subsidiary” shall have the same meaning set forth in section 424 of the Code.

ARTICLE III

ADMINISTRATION

SECTION 3.1 Administration of the Plan. The Board shall have the power and authority to administer the Plan and may delegate such authority to a Committee comprised of members of the Board. The Board has, by resolution, appointed the Committee to administer the Plan and has delegated its powers described under this Section 3.1 for purposes of Awards granted to Eligible Employees and Consultants. Pursuant to Section 3.2, the Committee shall also be authorized to administer Awards granted by the Board to Eligible Directors.

Subject to the provisions of the Plan and Rule 16b-3 promulgated under the Exchange Act and except as provided otherwise in Section 3.3, the Committee shall have exclusive power to:

(a) Select Eligible Employees and Consultants to participate in the Plan;

(b) Determine the time or times when Awards will be made to Eligible Employees and Consultants;

(c) Determine the form of an Award, whether an Incentive Stock Option, Nonqualified Stock Option, Restricted Stock Award, Bonus Stock Award, SAR, RSU, Performance Award, Annual Incentive Award, Dividend Equivalents, or Other Bonus Award, the number of shares of Common Stock or Performance Awards subject to the Award, the amount and all the terms, conditions (including performance requirements), restrictions and/or limitations, if any, of an Award, including the time and conditions of exercise or vesting and any terms requiring forfeiture of Awards in the event of termination of the Participant’s employment or service relationship, and the terms of any Award Agreement, which may include the waiver or amendment of prior terms and conditions or acceleration or early vesting or payment of an Award under certain circumstances determined by the Committee;

(d) Determine whether Awards will be granted singly or in combination;

(e) Accelerate the vesting, exercise or payment of an Award or the performance period of an Award (provided, however, that the Committee shall not have any discretion to accelerate, waive, or modify any term or condition of any Award that is intended to qualify as “performance-based compensation” under section 162(m) of the Code if such discretion would cause the Award to not so qualify or to accelerate the terms of payment of any Award subject to the limitations and requirements of section 409A of the Code if such acceleration would subject a Participant to additional taxes under section 409A of the Code);

(f) Determine whether and to what extent an Annual Incentive Award may be deferred, either automatically or at the election of the Participant or the Committee;

(g) Construe the respective Award Agreements and the Plan;

(h) Delegate its duties under the Plan (including but not limited to the authority to grant Awards) to such agents as it may appoint from time to time, provided that the Committee may not delegate its duties where such delegation would violate state corporate law, or with respect to making Awards to, or otherwise with respect to Awards granted to, Eligible Employees or Eligible Directors who are subject to section 16(b) of the Exchange Act or who are Covered Employees receiving Awards that are intended to constitute “performance-based compensation” within the meaning of section 162(m) of the Code; and

(i) Take any and all other action it deems necessary or advisable for the proper operation or administration of the Plan.

SECTION 3.2 Grants to Eligible Directors. The Board shall have the exclusive power to select Eligible Directors to participate in the Plan and to determine the number of Nonqualified Stock Options, Restricted Stock Awards, Bonus Stock Awards, SARs, RSUs, Performance Awards, Dividend Equivalents or Other Bonus Awards awarded to Eligible Directors selected for participation and the terms of such Awards. The Committee shall administer all other aspects of the Awards made to Eligible Directors. For purposes of the Plan, references to the “Committee” shall be deemed to be references to the Board with respect to the powers reserved exclusively to the Board pursuant to this Section.

SECTION 3.3 Committee to Make Rules and Interpret Plan. The Committee in its sole discretion shall have the authority, subject to the provisions of the Plan, to establish, adopt, or revise such rules and regulations and to make all such determinations relating to the Plan, as it may deem necessary or advisable for the administration of the Plan. The Committee’s interpretation of the Plan or any Awards and all decisions and determinations by the Board with respect to the Plan shall be final, binding, and conclusive on all parties.

SECTION 3.4 Section 162(m) and Section 16 Provisions. The Company intends for the Plan and the Awards made hereunder to qualify for the exception from section 162(m) of the Code for “performance-based compensation” if it is determined by the Committee that such qualification is desirable for an Award. Accordingly, the Committee shall make determinations as to performance targets and all other applicable provisions of the Plan as necessary in order for the Plan and Awards made thereunder to satisfy the requirements of section 162(m) of the Code. Further, as to any Award for which it is determined that such qualification is desirable, the grant of such Award shall be determined and such Award shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more “outside directors” as used in section 162(m) of the Code and applicable interpretive authority thereunder. Any action of the Committee relating to an Award granted or to be granted to any Eligible Employee or Eligible Director who is then subject to section 16 of the Exchange Act in respect of the Company shall be taken by a committee of, and approved by, the Board that shall be comprised solely of two or more “nonemployee directors” within the meaning of Rule 16b-3(b)(3) promulgated under the Exchange Act.

ARTICLE IV

SHARES SUBJECT TO THE PLAN

SECTION 4.1 Shares Subject to the Plan.

(a) Subject to the limitations set forth in the Plan, Awards may be made under this Plan for a total of 7,500,000 shares of Common Stock. In addition to the 7,500,000 shares of Common Stock, (i) the number of shares of Common Stock available for future awards under the 2005 Plan as of the Effective Date, plus (ii) any shares subject to awards under the 2005 Plan that, following the Effective Date, are forfeited or terminated, expire unexercised, are settled in cash in lieu of common stock, or are exchanged or withheld as full or partial payment of the tax withholding upon exercise or payment of any award under the 2005 Plan will also be available for the grant of Awards under the Plan; provided, that, the number of shares available pursuant to clause (ii) shall not exceed 500,000 shares. A maximum of 7,500,000 shares of Common Stock of the total authorized under this Section 4.1(a) may be granted as Incentive Stock Options. The limitations of this Section 4.1(a) shall be subject to the adjustment provisions of Article XI.

(b) Common Stock to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock, (ii) shares of Common Stock held in the treasury of the Company, or (iii) previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market.

(c) No Award may be granted if the number of shares of Common Stock to be delivered in connection with such Award exceeds the number of shares of Common Stock remaining available under this Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Common Stock actually delivered differs from the number of shares previously counted in connection with an Award.

SECTION 4.2 Annual Limitations on Grant of Certain Awards.

(a) Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Options and/or SARs to any Eligible Employee in any calendar year may not exceed 250,000 shares, subject to the adjustment provisions of Article XI.

(b) Subject to Article XI, the aggregate number of shares of Common Stock made subject to the grant of Restricted Stock Awards, RSUs and Performance Awards to any Eligible Employee in any calendar year may not exceed 250,000, subject to the adjustment provisions of Article XI.

(c) The maximum amount made subject to the grant of Annual Incentive Awards to any Eligible Employee in any calendar year may not exceed $10,000,000.

SECTION 4.3 Availability of Shares Not Issued under Awards. Shares of Common Stock subject to an Award under this Plan that expire or are canceled, forfeited, surrendered, exchanged, settled in cash or otherwise terminated, including (i) shares forfeited with respect to Restricted Stock Awards, and (ii) shares withheld by, or otherwise remitted to, the Company to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on Restricted Stock Awards or the exercise of Options or SARs granted under the Plan or upon any other payment or issuance of shares under the Plan, will again be available for Awards under this Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation. Notwithstanding the foregoing, the following shares of Common Stock will not be available for future Awards under this Plan: (i) shares withheld, or otherwise tendered by Participants, as full or partial payment to the Company upon the exercise of Options granted under this Plan; or (ii) shares reserved for issuance upon the grant of SARs to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the SARs.

SECTION 4.4 Prohibition on Repricing. Subject to Article XI of the Plan, neither the Committee nor the Board shall, without the approval of shareholders, amend the terms of previously granted Options or SARs, or cancel outstanding Options or SARs, in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the originally granted Options or SARs.

SECTION 4.5 Miscellaneous.

(a) To the extent not already specified in the Plan, the Committee shall, in its sole discretion, determine the manner in which fractional shares arising under this Plan shall be treated.

(b) Separate certificates or a book-entry registration representing shares of Common Stock shall be delivered to a Participant upon the exercise of any Option.

(c) The maximum term of any Award shall be ten years.

ARTICLE V

STOCK OPTIONS

SECTION 5.1 Grant of Options. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Nonqualified Stock Options to Eligible Employees, Consultants and Eligible Directors. In addition, the Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant Incentive Stock Options to Eligible Employees. Each grant of an Option shall be evidenced by an Award Agreement executed by the Company and the Participant, and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of Section 5.2.

SECTION 5.2 Conditions of Options. Each Option so granted shall be subject to the following conditions:

(a) Exercise Price. As limited by Section 5.2(e) below, each Option shall state the exercise price which shall be set by the Committee at the Date of Grant; provided, however, no Option shall be granted at an exercise price which is less than the Fair Market Value of the Common Stock on the Date of Grant.

(b) Form of Payment. The exercise price of an Option may be paid by any of the following methods as permitted by the Committee: (i) in cash or by check, bank draft or money order payable to the order of the Company; (ii) by delivering shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the exercise price; (iii) by net issue exercise, pursuant to which the Company will issue a number of shares of Common Stock as to which the Option is exercised, less a number of shares with a Fair Market Value as of the date of exercise equal to the exercise price; or (iv) a combination of the foregoing. In addition to the foregoing, the Committee may permit an Option granted under the Plan to be facilitated by a broker-dealer acting on behalf of a Participant through procedures approved by the Committee.

(c) Exercise of Options. Options granted under the Plan shall be exercisable, in whole or in such installments and at such times, and shall expire at such time, as shall be provided by the Committee in the Award Agreement. Exercise of an Option shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. Every share of Common Stock acquired through the exercise of an Option shall be deemed to be fully paid at the time of exercise and payment of the exercise price and all applicable taxes.

(d) Other Terms and Conditions. Among other conditions that may be imposed by the Committee, if deemed appropriate, are those relating to (i) the period or periods and the conditions of exercisability of any Option; (ii) the minimum periods during which Participants must be employed by the Company, its Subsidiaries, or an Affiliated Entity, or must hold Options before they may be exercised; (iii) the minimum periods during which shares acquired upon exercise must be held before sale or transfer shall be permitted; (iv) conditions under which such Options or shares may be subject to forfeiture; (v) the frequency of exercise or the minimum or maximum number of shares that may be acquired at any one time; (vi) the achievement by the Company of specified performance criteria; and (vii) non-compete and protection of business matters.

(e) Special Restrictions Relating to Incentive Stock Options. Options issued in the form of Incentive Stock Options shall only be granted to Eligible Employees who provide services to the Company or any parent or subsidiary corporation (as defined in section 424 of the Code). To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

(f) Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to Options will be used for general corporate purposes.

(g) Shareholder Rights. No Participant shall have a right as a shareholder with respect to any share of Common Stock subject to an Option prior to purchase of such shares of Common Stock by exercise of the Option.

(h) Options and Rights in Substitution for Options Granted by Other Employers. Options and SARs may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become Eligible Employees, Consultants, or Eligible Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliated Entity.

ARTICLE VI

RESTRICTED STOCK AND BONUS STOCK AWARDS

SECTION 6.1 Grant of Restricted Stock and Bonus Stock Awards. The Committee may, from time to time, subject to the provisions of the Plan and such other terms and conditions as it may determine, grant a Restricted Stock Award and/or Bonus Stock Awards to Eligible Employees, Consultants or Eligible Directors. Restricted Stock Awards and Bonus Stock Awards shall be awarded in such number and at such times during the term of the Plan as the Committee shall determine. Each Restricted Stock Award and Bonus Stock Award shall be subject to an Award Agreement setting forth the terms of such Award and may be evidenced in such manner as the Committee deems appropriate, including, without limitation, a book-entry registration or issuance of a stock certificate or certificates. The purchase price, if any, for shares of Common Stock issued in connection with a Restricted Stock Award shall be determined by the Committee, in its sole discretion.

SECTION 6.2 Conditions of Restricted Stock Awards. The grant of a Restricted Stock Award shall be subject to the following:

(a) Restriction Period. The Committee shall determine the Restriction Period or Periods that shall apply to the shares of Common Stock covered by each Restricted Stock Award or portion thereof, which shall require the Eligible Employee, Consultant or Eligible Director to remain in the employment of, or to provide continued services to, as applicable, the Company, a Subsidiary, or an Affiliated Entity for a prescribed period or which shall require the achievement by the Company of specified performance criteria based upon the Company’s achievement of all or a portion of the performance criteria set forth in Section 9.2(b), as may from time to time be specified by the Committee. At the end of the Restriction Period, assuming the fulfillment of any specified vesting conditions, such restrictions as have been imposed by the Committee shall lapse with respect to the shares of Common Stock covered by the Restricted Stock Award or portion thereof. In addition to acceleration of vesting upon the occurrence of a Change of Control Event as provided in Section 11.4, the

Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award in the case of the death, Disability or Retirement of the Participant who is an Eligible Employee or resignation of a Participant who is a Consultant or an Eligible Director. Notwithstanding the preceding provisions of this Section 6.2(a), the Committee may not take any action described in this Section 6.2(a) with respect to a Restricted Stock Award that has been granted to a Covered Employee if such Award has been designed to meet the exception for “performance-based compensation” under section 162(m) of the Code.

(b) Restrictions. The holder of a Restricted Stock Award may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of the shares of Common Stock represented by the Restricted Stock Award during the applicable Restriction Period. The Committee shall impose such other restrictions and conditions on any shares of Common Stock covered by a Restricted Stock Award as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

(c) Rights as Shareholders. The Committee may, in its discretion, grant to the holder of a Restricted Stock Award all or any of the rights of a shareholder with respect to the shares, including, but not by way of limitation, the right to receive dividends. As a condition to the grant of a Restricted Stock Award, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under this Plan or deferred without interest to the date of vesting of the associated Restricted Stock Award. Unless otherwise determined by the Committee, if any dividends or other distributions are paid in shares of Common Stock, all such shares shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid.

SECTION 6.3 Conditions of Bonus Stock Awards. Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

ARTICLE VII

STOCK APPRECIATION RIGHTS

SECTION 7.1 Grant of SARs. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant an SAR to any Eligible Employee, Consultant or Eligible Director. SARs may be granted in tandem with an Option, in which event, the Participant has the right to elect to exercise either the SAR or the Option. Upon the Participant’s election to exercise one of these Awards, the other tandem Award is automatically terminated. SARs may also be granted as an independent Award separate from an Option. Each grant of an SAR shall be evidenced by an Award Agreement executed by the Company and the Participant and shall contain such terms and conditions and be in such form as the Committee may from time to time approve, subject to the requirements of the Plan. The exercise price of the SAR shall not be less than the Fair Market Value of a share of Common Stock on the Date of Grant of the SAR.

SECTION 7.2 Exercise and Payment. SARs granted under the Plan shall be exercisable in whole or in installments and at such times as shall be provided by the Committee in the Award Agreement. Exercise of a SAR shall be by written notice to the Secretary of the Company at least two business days in advance of such exercise stating the election to exercise in the form and manner determined by the Committee. The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the grant price of the SAR. Payment of amounts attributable to a SAR shall be made in cash, in shares of Common Stock, or in a combination thereof, as determined by the Committee, and the timing of such payment shall be specified in the Award Agreement with respect to each SAR.

SECTION 7.3 Restrictions. In the event a SAR is granted in tandem with an Incentive Stock Option, the Committee shall subject the SAR to restrictions necessary to ensure satisfaction of the requirements under section 422 of the Code. In the case of a SAR granted in tandem with an Incentive Stock Option to an Eligible Employee who owns more than 10% of the combined voting power of the Company or its Subsidiaries on the date of such grant, (i) the amount payable with respect to each SAR shall be equal in value to the applicable percentage of the excess, if any, of the Fair Market Value of a share of Common Stock on the exercise date over the exercise price of the SAR, which exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the SAR and (ii) the SAR shall not be exercisable after the five year anniversary of the date of grant.

ARTICLE VIII

RESTRICTED STOCK UNITS

SECTION 8.1 Grant of Restricted Stock Units. The Committee may from time to time, in its sole discretion, subject to the provisions of the Plan and subject to other terms and conditions as the Committee may determine, grant Restricted Stock Units, or RSUs, which are rights to receive shares of Common Stock or cash (or a combination thereof) at the end of a specified deferral period (which may or may not be coterminous with the vesting schedule of the Award), to any Eligible Employee, Consultant, or Eligible Director, subject to the following terms and conditions.

SECTION 8.2 Award and Restrictions. Settlement of an RSU shall occur upon expiration of the deferral period specified for such RSU by the Committee. In addition, RSUs shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine. RSUs shall be satisfied by the delivery of shares of Common Stock or cash in the amount equal to the Fair Market Value of the specified number of shares of Common Stock covered by the RSUs, or a combination thereof, as determined by the Committee at the date of grant or thereafter.

SECTION 8.3 Dividend Equivalents. Unless otherwise determined by the Committee at the date of grant, a right to receive Dividend Equivalents paid with respect to the specified number of shares of Common Stock covered by an RSU shall be either (A) paid with respect to such RSU on the dividend payment date in cash or in shares of unrestricted shares of Common Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs and the amount or value thereof automatically deemed reinvested in additional Restricted Stock Units.

ARTICLE IX

PERFORMANCE AND ANNUAL INCENTIVE AWARDS

SECTION 9.1 Performance Conditions. The right of an Eligible Employee, Consultant or Eligible Director to receive a grant, and the right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 9.2 and 9.3 hereof in the case of a Performance Award or Annual Incentive Award intended to qualify as “performance-based compensation” under section 162(m) of the Code.

SECTION 9.2 Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Employee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Performance Award may be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.2.

(a) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria or individual performance criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 9.2. Performance goals shall be objective and shall otherwise meet the requirements of section 162(m) of the Code and regulations thereunder (including Treasury Regulation §1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain” at the time the Committee actually establishes the performance goal or goals. The Committee may determine that such Performance Awards shall be granted, exercised, and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(b) Business and Individual Performance Criteria

(i) Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries or business or geographical units of the Company (except with respect to the total shareholder return and earnings per share criteria), shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share; (2) increase in revenues; (3) increase in cash flow; (4) increase in cash flow from operations; (5) increase in cash flow return; (6) return on net assets; (7) return on assets; (8) return on investment; (9) return on capital; (10) return on equity; (11) economic value added; (12) operating margin; (13) contribution margin; (14) net income; (15) net income per share; (16) pretax earnings; (17) pretax earnings before interest, depreciation and amortization; (18) pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; (19) total shareholder return; (20) debt reduction; (21) market share; (22) change in the Fair Market Value of the Common Stock; (23) operating income; (24) reserve additions/replacements; (25) reduction of finding and development costs; (26) increase in production volume; (27) decrease in production costs; (28) EBITDA; (29) reduction in general and administrative expenses; (30) debt to equity ratio; (31) debt to cash flow ratio; (32) debt to EBITDA ratio; (33) profit margin; and (34) any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. One or more of the foregoing business criteria shall also be exclusively used in establishing performance goals for Annual Incentive Awards granted to a Covered Employee under Section 9.3 hereof that are intended to qualify as “performance-based compensation” under section 162(m) of the Code.

(ii) Individual Performance Criteria. The grant, exercise and/or settlement of Performance Awards may also be contingent upon individual performance goals established by the Committee. If required for compliance with section 162(m) of the Code, such criteria shall be approved by the shareholders of the Company.

(c) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under section 162(m) of the Code.

(d) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the criteria set forth in Section 9.2(b) hereof during the given performance period, as specified by the Committee in accordance with Section 9.2(c) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such criteria.

(e) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of (A) the Performance Award pool, and the maximum amount of the potential Performance Award payable to each Participant in the Performance Award pool, or (B) the amount of the potential Performance Award otherwise payable to each Participant. Settlement of such Performance Awards shall be in cash, shares of Common Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 9.2. The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

SECTION 9.3 Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Employee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of section 162(m) of the Code, the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 9.3.

(a) Potential Annual Incentive Awards. Not later than the end of the 90th day of each applicable year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under section 162(m) of the Code, the Committee shall determine the Eligible Employees who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year or other applicable period, either out of an Annual Incentive Award pool established by such date under Section 9.3(b) hereof or as individual Annual Incentive Awards. The amount potentially payable, with respect to Annual Incentive Awards, shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9.2(b) hereof in the given performance year or period, as specified by the Committee.

(b) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Annual Incentive Awards. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 9.2(b) hereof during the given performance period, as specified by the Committee in accordance with Section 9.3(a) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(c) Payout of Annual Incentive Awards. After the end of each applicable year or other period, the Committee shall determine the amount, if any, of (A) the Annual Incentive Award pool, and the maximum amount of the potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or (A) the amount of the potential Annual Incentive Award otherwise payable to each Participant. The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under section 162(m) of the Code. The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of the applicable year or period or settlement of such Annual Incentive Award.

SECTION 9.4 Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards, the achievement of performance goals relating to and final settlement of Performance Awards under Section 9.2, the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards, the achievement of performance goals relating to and final settlement of Annual Incentive Awards under Section 9.3 shall be made in writing in the case of any Award intended to qualify under section 162(m) of the Code. The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

SECTION 9.5 Status of Section 9.2 and Section 9.3 Awards under Section 162(m) of the Code. It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 9.2 and 9.3 hereof granted to Covered Employees shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of section 162(m) of the Code and regulations thereunder. Accordingly, the terms of Sections 9.2, 9.3, 9.4, and 9.5, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with section 162(m) of the Code and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Eligible Employee will be a “covered employee” under section 162(m) of the Code with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of a Performance Award or an Annual Incentive Award, who is likely to be a Covered Employee with respect to that fiscal year. If any provision of this Plan as in effect on the date of adoption of any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with section 162(m) of the Code does not comply or is inconsistent with the requirements of section 162(m) of the Code or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

ARTICLE X

OTHER AWARDS

SECTION 10.1 Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to an Eligible Employee, Eligible Director or Consultant, entitling the Participant to receive cash, Common Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Common Stock, or other periodic payments. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Common Stock, Awards, or other investment vehicles, and subject to such restrictions on transferability and risks of forfeiture, as the Committee may specify.

SECTION 10.2 Other Bonus Awards. The Committee is authorized, subject to limitations under applicable law, to grant Other Bonus Awards to Participants, as deemed by the Committee to be consistent with the purposes of this Plan, including without limitation convertible or exchangeable debt securities, other rights convertible or exchangeable into Common Stock, purchase rights for Common Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Common Stock or the value of securities of or the performance of specified Subsidiaries of the Company. The Committee shall determine the terms and conditions of such Other Bonus Awards. Common Stock delivered pursuant to an Other Bonus Award in the nature of a purchase right granted under this Section 10.2 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Common Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any Other Bonus Award under this Plan, may also be granted pursuant to this Section 10.2.

ARTICLE XI

RECAPITALIZATION OR REORGANIZATION

SECTION 11.1 No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, Recapitalization, reorganization or other change in the Company’s or any Affiliated Entity’s capital structure or its business, any merger or consolidation of the Company or any Affiliated Entity, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliated Entity or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding. In no event will any action taken by the Committee pursuant to this Article XI result in creation of deferred compensation within the meaning of section 409A of the Code and the regulations and other guidance promulgated thereunder.

SECTION 11.2 Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied and the number of shares of Common Stock authorized pursuant to Article IV of the Plan, as applicable (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share. Adjustments under this Section 11.2 shall be made by the Committee and its determination as to what adjustments shall be made and the extent thereof shall be final, binding and conclusive.

SECTION 11.3 Recapitalizations and Change of Control Events. If the Company undergoes a Recapitalization without the occurrence of a Change of Control Event, the number and class of shares of Common Stock covered by an Award theretofore granted shall be adjusted so that such Award shall thereafter cover the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Recapitalization if, immediately prior to the Recapitalization, the Participant had been the holder of record of the number of shares of Common Stock then covered by such Award and the share limitations provided in Article IV shall be adjusted in a manner consistent with the Recapitalization. Upon a Change of Control Event the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives, which alternatives may vary among individual Participants and which may vary among Grants held by any individual Participant: (1) accelerate the time at which Grants then outstanding may be exercised so that such Grants may be exercised in full for a limited period of time on or before a specified date (before or after such Change of Control Event) fixed by the Committee, after which specified date all unexercised Grants and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Grants held by such Participants (irrespective of whether such Grants are then exercisable under the provisions of the Plan) as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Grants and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such Grants over the exercise price(s) under such Grants for such shares (except that to the extent the exercise price under any such Grant is equal to or exceeds the Change of Control Value, in which case no amount shall be payable with respect to such Grant), or (3) make such adjustments to Grants then outstanding as the Committee deems appropriate to reflect such Change of Control Event (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to Grants then outstanding), including, without limitation, adjusting a Grant to provide that the number and class of shares of Common Stock covered by such Grant shall be adjusted so that such Grant shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash), as determined by the Committee in its sole discretion.

SECTION 11.4 Vesting Upon Change of Control Event. Notwithstanding any other provision in this Plan to the contrary, unless expressly provided otherwise in the applicable Award Agreement, Awards granted under the Plan to any Eligible Employee, Consultant or Eligible Director shall be immediately vested, fully earned and exercisable upon the occurrence of a Change of Control Event.

SECTION 11.5 Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of Recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of Common Stock occurring after the Date of Grant of any Award and not otherwise provided for by this Article XI, such Award and any Award Agreement shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Article XI, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, Options generally, SARs, Restricted Stock Awards, RSUs, and Performance Awards, and the maximum number of shares that may be subject to Awards granted to any one individual may be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive. Notwithstanding the foregoing, except as otherwise provided by the Committee, upon the occurrence of a Change of Control Event, the Committee, acting in its sole discretion without the consent or approval of any Participant, may require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Annual Incentive Awards and Performance Awards as of a date, before or after such Change of Control Event, specified by the Committee, in which event the Committee shall thereupon cancel such Annual Incentive Awards and Performance Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash equal to the maximum value (which maximum value may be determined, if applicable and in the discretion of the Committee, based on the then Fair Market Value of the Common Stock) of such Annual Incentive Award or Performance Award which, in the event the applicable performance or vesting period set forth in such Annual Incentive Award or Performance Award has not been completed, shall be multiplied by a fraction, the numerator of which is the number of days during the period beginning on the first day of the applicable performance or vesting period and ending on the date of the surrender, and the denominator of which is the aggregate number of days in the applicable performance or vesting period.

SECTION 11.6 Shareholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any required shareholder action.

SECTION 11.7 No Adjustments Unless Otherwise Provided. Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable. No fractional shares of Common Stock or units of other securities shall be issued pursuant to any such adjustment, and any fractional share resulting from such adjustment shall be rounded up to the next whole share.

ARTICLE XII

GENERAL

SECTION 12.1 Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate this Plan or the Committee’s authority to grant Awards under this Plan without the consent of shareholders or Participants, except that any amendment or alteration to this Plan, including any increase in any share limitation, shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to this Plan to shareholders for approval; provided, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award theretofore granted and any Award agreement relating thereto, except as otherwise provided in this Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. For purposes of clarity, any adjustments made to Awards pursuant to Article XI will be deemed not to materially and adversely affect the rights of any Participant under any previously granted and outstanding Award and therefore may be made without the consent of affected Participants.

SECTION 12.2 Termination of Employment; Termination of Service.

(a) If an Eligible Employee’s employment with the Company, a Subsidiary or an Affiliated Entity terminates as a result of death, Disability or Retirement, the Eligible Employee (or personal representative in the case of death) shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination (one year in the case of death or a Disability that is also a “disability” within the meaning of section 22(e)(3) of the Code, in lieu of the three-month period). If an Eligible Employee’s employment terminates for any other reason, the Eligible Employee shall be entitled to purchase all or any part of the shares subject to any vested Option for a period of up to three months from such date of termination. In no event shall any Option be exercisable past the term of the Option. The Committee may, in its sole discretion, accelerate the vesting of unvested Awards in the event of termination of employment of any Participant.

(b) In the event a Consultant ceases to provide services to the Company or an Eligible Director terminates service as a director of the Company, the unvested portion of any Award shall be forfeited unless otherwise accelerated pursuant to the terms of the Eligible Director’s or Consultant’s Award Agreement or by the Committee. The Consultant or Eligible Director shall have a period of one year following the date he ceases to provide consulting services or ceases to be a director, as applicable, to exercise any Nonqualified Stock Options which are otherwise exercisable on his date of termination of service.

SECTION 12.3 Limited Transferability—Options. The Committee may, in its discretion, authorize all or a portion of the Nonqualified Stock Options granted under this Plan to be on terms which permit transfer by the Participant to (i) the ex-spouse of the Participant pursuant to the terms of a domestic relations order, (ii) the Immediate Family Members of the Participant, (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership or limited liability company in which such Immediate Family Members are the only partners or members. In addition there may be no consideration for any such transfer. The Award Agreement pursuant to which such Nonqualified Stock Options are granted shall expressly provide for transferability in a manner consistent with this paragraph. Subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except as set forth below in this Section 12.3. All terms of the Award Agreement, including all vesting provisions, shall continue to apply to the Nonqualified Stock Option. The events of termination of employment of Section 12.2 hereof shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable by the transferee only to the extent, and for the periods specified in Section 12.2 hereof. No transfer pursuant to this Section 12.3 shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Committee shall request. With the exception of a transfer in compliance with the foregoing provisions of this Section 12.3, all other types of Awards authorized under this Plan shall be transferable only by will or the laws of descent and distribution or with the Committee’s advance approval, which may be given or withheld in the Committee’s sole discretion; however, no such transfer shall be effective to bind the Company unless the Committee has been furnished with written notice of such transfer and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee of the terms and conditions of such Award.

SECTION 12.4 Withholding Taxes. Unless otherwise paid by the Participant, the Company, its Subsidiaries or any of its Affiliated Entities shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by (i) directing the Company to withhold from any payment of the Award a number of shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes or (ii) delivering to the Company previously owned shares of Common Stock having a Fair Market Value on the date of payment equal to the amount of the required withholding taxes. However, any payment made by the Participant pursuant to either of the foregoing clauses (i) or (ii) shall not be permitted if it would result in an adverse accounting charge with respect to such shares used to pay such taxes unless otherwise approved by the Committee.

SECTION 12.5 Regulatory Approval and Listings. During the time that the Company is subject to the reporting requirements of section 12 of the Exchange Act, or earlier, in the sole discretion of the Committee, the Company shall file with the Securities and Exchange Commission and keep continuously effective, a Registration Statement on Form S-8 with respect to shares of Common Stock subject to Awards hereunder. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to the obtaining of any approval from, or satisfaction of any waiting period or other condition imposed by, any governmental agency or stock exchange which the Committee shall, in its sole discretion, determine to be necessary or advisable. In addition, and notwithstanding anything contained in this Plan to the contrary, while the Company is subject to the reporting requirements of section 12 of the Exchange Act, the Company shall have no obligation to issue shares of Common Stock under this Plan prior to:

(a) the admission of such shares to listing on the stock exchange on which the Common Stock may be listed; and

(b) the completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Committee shall, in its sole discretion, determine to be necessary or advisable.

SECTION 12.6 No Right to Continued Employment. Participation in the Plan shall not give any Eligible Employee, Eligible Director or Consultant any right to remain in the employ of, or the right to continue in a service relationship with, the Company, any Subsidiary, or any Affiliated Entity. The Company or, in the case of employment or a service relationship with a Subsidiary or an Affiliated Entity, the Subsidiary or Affiliated Entity reserves the right to terminate any Eligible Employee, Eligible Director or Consultant at any time. Further, the adoption of this Plan shall not be deemed to give any Eligible Employee or any other individual any right to be selected as a Participant or to be granted an Award.

SECTION 12.7 Reliance on Reports. Each member of the Board and each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Subsidiaries and upon any other information furnished in connection with the Plan by any person or persons other than himself or herself. In no event shall any person who is or shall have been a member of the Board or the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

SECTION 12.8 Construction. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the Sections in the Plan are for the convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

SECTION 12.9 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Oklahoma except as superseded by applicable Federal law.

SECTION 12.10 Other Laws or Rules. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to section 16 of the Exchange Act shall be exempt from such section pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 promulgated under the Exchange Act as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under section 16(b) of the Exchange Act. The Board may refuse to issue or transfer any shares of Common Stock or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such shares or such other consideration might violate any applicable law, regulation, or stock exchange rule or entitle the Company to recover the same under section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.

SECTION 12.11 No Trust or Fund Created. Neither the Plan nor an Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other person. To the extent that a Participant acquires the right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company.

SECTION 12.12 Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

ANNUAL MEETING OF SHAREHOLDERS OF

CONTINENTAL RESOURCES, INC.

May 23, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement and Proxy Card

are available at https://materials.proxyvote.com/212015

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i  Please detach along perforated line and mail in the envelope provided.  i

■	20333000000000000000 6	052313

You may withhold the authority of the Proxies to vote for any nominee to be elected as a director of the Company by marking the WITHHOLD AUTHORITY box set forth next to such nominee’s name.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN

HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Approval of the Company’s 2013 Long-Term Incentive Plan.	☐	☐	☐
		NOMINEES:		3. Ratification of selection of Grant Thornton LLP as independent registered public accounting firm.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	m Harold G. Hamm m John T. McNabb, II m David L. Boren

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Board. The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

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ANNUAL MEETING OF SHAREHOLDERS OF

CONTINENTAL RESOURCES, INC.

May 23, 2013

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. Vote online until 11:59 PM EST the day before the meeting.	COMPANY NUMBER

ACCOUNT NUMBER
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement and Proxy Card are available at https://materials.proxyvote.com/212015
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

■	20333000000000000000 6	052313

You may withhold the authority of the Proxies to vote for any nominee to be elected as a director of the Company by marking the WITHHOLD AUTHORITY box set forth next to such nominee’s name.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. Approval of the Company’s 2013 Long-Term Incentive Plan.	☐	☐	☐
		NOMINEES:		3. Ratification of selection of Grant Thornton LLP as independent registered public accounting firm.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	m Harold G. Hamm m John T. McNabb, II m David L. Boren

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof. If any other business is presented at the Annual Meeting, this Proxy shall be voted in accordance with the recommendations of the Board. The shares represented by this Proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this Proxy will be voted FOR Proposals 1, 2 and 3.

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note:      Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTINENTAL RESOURCES, INC.

20 N. Broadway

Oklahoma City, Oklahoma 73102

(405) 234-9000

The undersigned hereby appoints Eric Eissenstat and John Hart, and each of them, as proxies (the “Proxies”), each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of stock of Continental Resources, Inc. held of record by the undersigned on the record date at the Annual Meeting of Shareholders to be held on May 23, 2013, or any later reconvened meeting.

(Continued and to be signed on the reverse side)

¢	14475 ¢